                                                                     EXHIBIT 4.4

                                    COMPOSITE COPY INCORPORATING FIRST AMENDMENT




                     AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF JUNE 26, 1998

                                     AMONG

                             HINES NURSERIES, INC.,
                                      and
                        SUN GRO HORTICULTURE CANADA LTD.


                                 as Borrowers,

                           THE LENDERS LISTED HEREIN,
                                  as Lenders,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Syndication Agent,
                         HARRIS TRUST AND SAVINGS BANK,
                            as Documentation Agent,

                             DEUTSCHE BANK CANADA,
                               as Canadian Agent,
                                      and

                             BANKERS TRUST COMPANY,
                            as Administrative Agent

                                  Arranged by:
                          BT ALEX. BROWN INCORPORATED

                                    EXHIBITS

I           FORM OF NOTICE OF BORROWING
II          FORM OF NOTICE OF CONVERSION/CONTINUATION
III         FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV-A        FORM OF DOMESTIC TERM NOTE
IV-B        FORM OF ACQUISITION NOTE
IV-C        FORM OF WORKING CAPITAL REVOLVING NOTE
IV-D        FORM OF CANADIAN TERM NOTE
IV-E        FORM OF SWING LINE NOTE
V           FORM OF NOTICE OF COMMENCEMENT OF CLEAN DOWN PERIOD
VI          FORM OF COMPLIANCE CERTIFICATE
VII         FORM OF OPINION OF COUNSEL TO BORROWERS
VIII        FORM OF OPINION OF O'MELVENY & MYERS
IX          FORM OF ASSIGNMENT AGREEMENT
X           FORM OF AUDITOR'S LETTER
XI          FORM OF CERTIFICATE RE NON-BANK STATUS
XII         FORM OF COLLATERAL ACCOUNT AGREEMENT
XIII        FORM OF ACKNOWLEDGEMENT AND CONSENT
XIV         FORM OF MASTER ASSIGNMENT AGREEMENT
XV          FORM OF HOLDINGS GUARANTY
XVI         FORM OF COMPANY GUARANTY
XVII        FORM OF CANADIAN SUBSIDIARY GUARANTY
XVIII       FORM OF CANADIAN SUBSIDIARY PATENT SECURITY AGREEMENT
XIX         FORM OF CANADIAN SUBSIDIARY PLEDGE AGREEMENT
XX          FORM OF CANADIAN SUBSIDIARY SECURITY AGREEMENT
XXI         FORM OF CANADIAN SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXII        FORM OF DOMESTIC SUBSIDIARY SECURITY AGREEMENT
XXIII       FORM OF DOMESTIC SUBSIDIARY PLEDGE AGREEMENT
XXIV        FORM OF DOMESTIC SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXV         FORM OF DOMESTIC SUBSIDIARY PATENT SECURITY AGREEMENT
XXVI        FORM OF DOMESTIC SUBSIDIARY GUARANTY
XXVII       FORM OF COLLATERAL ACCESS AGREEMENT

                                   SCHEDULES



2.1         COMMITMENTS AND PRO RATA SHARES
5.1         SUBSIDIARIES OF HOLDINGS
5.5         REAL PROPERTY ASSETS OF HOLDINGS AND ITS SUBSIDIARIES
7.1         PERMITTED EXISTING INDEBTEDNESS
7.2         PERMITTED LIENS
7.3         PERMITTED EXISTING INVESTMENTS


Section  1.    DEFINITIONS..................................................   3
         1.1   Certain Defined Terms........................................   3
         1.2   Accounting Terms; Utilization of GAAP for Purposes of
               Calculations Under Agreement.................................  37
         1.3   Other Definitional Provisions and Rules of Construction......  37
Section  2.    AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...................  37
         2.1   Commitments; Making of Loans; the Register; Notes............  37
         2.2   Interest on the Loans........................................  47
         2.3   Fees.........................................................  52
         2.4   Repayments, Prepayments and Reductions in Revolving Loan
               Commitments; General Provisions Regarding Payments...........  52
         2.5   Use of Proceeds..............................................  61
         2.6   Special Provisions Governing Eurodollar Rate Loans and
               Canadian Eurodollar Rate Loans...............................  62
         2.7   Increased Costs; Taxes; Capital Adequacy.....................  65
         2.8   Obligation of Lenders and Issuing Lenders to Mitigate........  69
Section  3.    LETTERS OF CREDIT............................................  69
         3.1   Issuance of Letters of Credit and Lenders' Purchase of
               Participations Therein.......................................  69
         3.2   Letter of Credit Fees........................................  72
         3.3   Drawings and Reimbursement of Amounts Paid Under Letters of
               Credit.......................................................  73
         3.4   Obligations Absolute.........................................  75
         3.5   Indemnification; Nature of Issuing Lenders' Duties...........  76
         3.6   Increased Costs and Taxes Relating to Letters of Credit......  77
Section  4.    CONDITIONS TO LOANS AND LETTERS OF CREDIT....................  78
         4.1   Conditions to Term Loans and Initial Revolving Loans and
               Swing Line Loans.............................................  78
         4.2   Conditions to All Loans......................................  84
         4.3   Conditions to Acquisition Loans..............................  85
         4.4   Conditions to Letters of Credit..............................  86
Section  5.    BORROWERS' REPRESENTATIONS AND WARRANTIES....................  86
         5.1   Organization, Powers, Qualification, Good Standing, Business
               and Subsidiaries.............................................  86
         5.2   Authorization of Borrowing, etc..............................  87
         5.3   Financial Condition..........................................  88
         5.4   No Material Adverse Change; No Restricted Junior Payments....  89
         5.5   Title to Properties; Liens...................................  89
         5.6   Litigation; Adverse Facts....................................  89
         5.7   Payment of Taxes.............................................  90
         5.8   Performance of Agreements; Materially Adverse Agreements;
               Material Contracts...........................................  90
         5.9   Governmental Regulation......................................  90
         5.10  Securities Activities........................................  90
         5.11  Employee Benefit Plans.......................................  91
         5.12  Certain Fees.................................................  91
         5.13  Environmental Protection.....................................  91



         5.14  Employee Matters.............................................  93
         5.15  Solvency.....................................................  93
         5.16  Disclosure...................................................  93
         5.17  Matters Relating to Collateral...............................  93
         5.18  Year 2000 Compliance.........................................  94
         5.19  Water Availability...........................................  95
Section  6.    BORROWERS' AFFIRMATIVE COVENANTS.............................  95
         6.1   Financial Statements and Other Reports.......................  95
         6.2   Corporate Existence, etc..................................... 101
         6.3   Payment of Taxes and Claims; Tax Consolidation............... 101
         6.4   Maintenance of Properties; Insurance......................... 102
         6.5   Inspection; Lender Meeting................................... 103
         6.6   Compliance with Laws, etc.................................... 103
         6.7   Environmental Disclosure and Inspection...................... 103
         6.8   Company's Remedial Action Regarding Hazardous Materials...... 105
         6.9   Execution of Guaranties and Collateral Documents by Future
               Subsidiaries................................................. 105
         6.10  Additional Mortgages......................................... 106
         6.11  Supplemental Actions Relating to Closing Date Mortgages;
               Closing Date Mortgage Policies; Etc.......................... 108
         6.12  Supplemental Actions Relating to Existing Mortgages; Etc..... 109
         6.13  Assignability and Recording of Lease Agreements.............. 109
Section  7.    BORROWERS' NEGATIVE COVENANTS................................ 110
         7.1   Indebtedness................................................. 110
         7.2   Liens and Related Matters.................................... 111
         7.3   Investments; Joint Ventures.................................. 112
         7.4   Contingent Obligations....................................... 112
         7.5   Restricted Junior Payments................................... 113
         7.6   Financial Covenants.......................................... 114
         7.7   Restriction on Fundamental Changes; Asset Sales and
               Acquisitions................................................. 117
         7.8   Consolidated Capital Expenditures............................ 119
         7.9   Restriction on Leases........................................ 120
         7.10  Sales and Lease-Backs........................................ 120
         7.11  Sale or Discount of Receivables.............................. 120
         7.12  Transactions with Shareholders and Affiliates................ 120
         7.13  Disposal of Subsidiary Stock................................. 121
         7.14  Conduct of Business.......................................... 121
         7.15  Amendments of Certain Documents; Designation of Designated
               Senior Debt.................................................. 121
         7.16  Fiscal Year.................................................. 122
Section  8.    EVENTS OF DEFAULT............................................ 122
         8.1   Failure to Make Payments When Due............................ 122
         8.2   Default in Other Agreements.................................. 122
         8.3   Breach of Certain Covenants.................................. 123
         8.4   Breach of Warranty........................................... 123
         8.5   Other Defaults Under Loan Documents.......................... 123
         8.6   Involuntary Bankruptcy; Appointment of Receiver, etc......... 123



         8.7   Voluntary Bankruptcy; Appointment of Receiver, etc........... 123
         8.8   Judgments and Attachments.................................... 124
         8.9   Dissolution.................................................. 124
         8.10  Employee Benefit Plans....................................... 124
         8.11  Material Adverse Effect...................................... 124
         8.12  Change in Control............................................ 124
         8.13  Invalidity of Any Guaranty................................... 125
         8.14  Failure of Security.......................................... 125
Section  9.    AGENT........................................................ 126
         9.1   Appointment.................................................. 126
         9.2   Powers and Duties; General Immunity.......................... 127
         9.3   Representations and Warranties; No Responsibility For
               Appraisal of Creditworthiness................................ 128
         9.4   Right to Indemnity........................................... 128
         9.5   Successor Agent and Swing Line Lender........................ 129
         9.6   Collateral Documents and Guaranties.......................... 129
Section 10.    MISCELLANEOUS................................................ 130
        10.1   Assignments and Participations in Loans and Letters of Credit 130
        10.2   Expenses..................................................... 132
        10.3   Indemnity.................................................... 133
        10.4   Set-Off; Security Interest in Deposit Accounts............... 134
        10.5   Ratable Sharing.............................................. 134
        10.6   Amendments and Waivers....................................... 136
        10.7   Independence of Covenants.................................... 137
        10.8   Notices...................................................... 137
        10.9   Survival of Representations, Warranties and Agreements....... 138
        10.10  Failure or Indulgence Not Waiver; Remedies Cumulative........ 138
        10.11  Marshalling; Payments Set Aside.............................. 138
        10.12  Severability................................................. 138
        10.13  Obligations Several; Independent Nature of Lenders' Rights... 139
        10.14  Headings..................................................... 139
        10.15  Applicable Law............................................... 139
        10.16  Successors and Assigns....................................... 139
        10.17  Consent to Jurisdiction and Service of Process............... 139
        10.18  Waiver of Jury Trial......................................... 140
        10.19  Confidentiality.............................................. 141
        10.20  Judgment Currency............................................ 141
        10.21  Counterparts; Effectiveness.................................. 141


                             HINES NURSERIES, INC.

                     AMENDED AND RESTATED CREDIT AGREEMENT



          This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 26, 1998 and entered into by and among HINES NURSERIES, INC., a California corporation ("Company"), SUN GRO HORTICULTURE CANADA LTD., a Canadian corporation ("Sun Gro Canada"), LAKELAND CANADA LTD., an Alberta corporation ("Lakeland Canada"; together with Sun Gro Canada, the "Canadian Borrowers"; the Canadian Borrowers and Company shall collectively be referred to herein as "Borrowers"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA") as syndication agent (in such capacity, "Syndication Agent"), HARRIS TRUST AND SAVINGS BANK ("Harris") as documentation agent (in such capacity, "Documentation Agent"), DEUTSCHE BANK CANADA ("DB Canada") as Canadian agent (in such capacity, "Canadian Agent") and BANKERS TRUST COMPANY ("BTCo"), as administrative agent for Lenders (in such capacity, "Agent").

                                R E C I T A L S
                                ---------------

          WHEREAS, Company, Sun Gro Canada, Sun Gro Horticulture Inc., a Nevada corporation, the financial institutions listed on the signature pages of the Hines I Existing Credit Agreement (hereinafter defined) (the "Hines I Lenders") and BT Commercial Corporation, as agent ("BTCC"), are parties to that certain Credit Agreement dated as of August 4, 1995, as amended by that certain First Amendment dated as of October 11, 1995, that certain Second Amendment dated as of October 26, 1995, that certain Third Amendment dated as of March 15, 1996, that certain Fourth Amendment dated as of August 28, 1996, that certain Fifth Amendment and Consent dated as of November 14, 1996, that certain Sixth Amendment dated as of February 14, 1997, that certain Seventh Amendment and Consent to Credit Agreement dated as of March 26, 1997, that certain Eighth Amendment and Limited Waiver to Credit Agreement and First Amendment to Holdings Guaranty and Holdings Pledge Agreement dated as of November 7, 1997, that certain Ninth Amendment to Credit Agreement and Second Amendment to Holdings Pledge Agreement dated as of December 16, 1997, and that certain Tenth Amendment to Credit Agreement and Second Amendment to Holdings Guaranty dated as of March 9, 1998 (as so amended, the "Hines I Existing Credit Agreement");

          WHEREAS, Hines II, Inc. ("Hines II"), Lakeland Canada (formerly known as 763427 Alberta Ltd.), the financial institutions listed on the signature pages of the Hines II Existing Credit Agreement (hereinafter defined) (the "Hines II Lenders") and BTCC, as agent, are parties to that certain Credit Agreement dated as of December 16, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 10, 1998 and that certain Second Amendment and Consent to Credit Agreement and First Amendment to Holdings Guaranty dated as of March 9, 1998 (as so amended, the "Hines II Existing Credit

Agreement"; the Hines I Existing Credit Agreement and the Hines II Existing Credit Agreement are collectively referred to herein as the "Existing Credit Agreements");

          WHEREAS, Company, which was formerly known as "Hines Horticulture, Inc." or "Hines I" has been renamed "Hines Nurseries, Inc.", and Hines II has been merged with and into Company, with Company as the surviving entity;

          WHEREAS, Hines Holdings, Inc., a Nevada corporation, has merged with and into Hines Horticulture, Inc., a Delaware corporation ("Holdings"), with Holdings as the surviving entity;

          WHEREAS, Holdings will be offering shares of its common stock to the public and will apply the proceeds raised by such public offering, in part, to repay or redeem (i) approximately $15,500,000 in existing mortgage debt of Company and (ii) approximately $42,000,000 in principal of the Subordinated Notes;

          WHEREAS, Lakeland Canada, the wholly-owned subsidiary of Lakeland U.S., Inc., a Delaware corporation, has sold all of its stock in Black Gold, Inc., an Oregon corporation, and Pacific Soil Company, a Nevada corporation, to Lakeland U.S., Inc.;

          WHEREAS, Black Gold, Inc. and Pacific Soil Company have merged with and into Lakeland U.S., Inc., with Lakeland U.S., Inc. as the surviving entity and Lakeland U.S., Inc. has merged with and into Sun Gro Horticulture Inc., a Nevada corporation, with Sun Gro Horticulture Inc. as the surviving entity;

          WHEREAS, Sun Gro Horticulture Inc. has contributed all of its stock in Lakeland Canada to Sun Gro Canada so that Lakeland Canada is a wholly-owned subsidiary of Sun Gro Canada;

          WHEREAS, Sphag Sorb Ltd., an Alberta corporation is a wholly-owned Subsidiary of Lakeland Canada;

          WHEREAS, Borrowers desire to consolidate the Existing Credit Agreements into a single credit agreement and to make certain amendments to the terms and provisions of the Existing Credit Agreements, including increasing the amount of the Loans and the Commitments, all as more specifically provided for in this Agreement;

          WHEREAS, to facilitate such restructuring of the loans and the commitments, all Lenders under the Existing Credit Agreements have agreed to assign to BTCo all of their existing loans and commitments pursuant to the Master Assignment Agreement and BTCo has agreed pursuant to the Master Assignment Agreement to assign to each Lender under this Agreement such existing loans and commitments as reflected on Schedule 2.1 to this Agreement;
                                      ------------

          WHEREAS, to effect the foregoing, Borrowers, Agent and Lenders, have agreed to amend and restate the Existing Credit Agreements in their entirety, all as hereinafter set forth in this Agreement;

          WHEREAS, Holdings has agreed to continue to guaranty the Obligations of Borrowers and to continue to secure such guaranty with a pledge to Agent for the benefit of Lenders of all of the capital stock of Company;

          WHEREAS, each of Company and each of Company's Domestic Subsidiaries has agreed to continue to guaranty the Obligations of Borrowers, and Company has agreed to continue to secure its Obligations as Borrower hereunder, and each of Company's Domestic Subsidiaries has agreed to continue to secure its guaranty, by pledging to Agent for the benefit of Lenders (a) all of the capital stock of Company's Domestic Subsidiaries, (b) 65% of the capital stock of Company's Canadian Subsidiaries, (c) substantially all of its personal property and (d) certain of its interests in real property; and

          WHEREAS, each Canadian Borrower and each of Company's Canadian Subsidiaries has agreed to guaranty the Obligations of Canadian Borrowers, and each Canadian Borrower has agreed to continue to secure its Obligations as Borrower hereunder, and each of Company's Canadian Subsidiaries has agreed to secure its guaranty, by pledging (a) all of the capital stock of the Subsidiaries owned by it, (b) certain of its personal property and (c) certain of its interests in real property.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders, Canadian Agent and Agent agree as follows:

Section 1.  DEFINITIONS

1.1  Certain Defined Terms.

          The following terms used in this Agreement shall have the following meanings:

          "Acquisition Loan Conversion Date" means June 30, 2000.

          "Acquisition Loan Exposure" means with respect to any Domestic Lender as of any date of determination (i) prior to the termination of the Acquisition Revolving Loan Commitments, that Domestic Lender's Acquisition Revolving Loan Commitment and (ii) after the termination of the Acquisition Revolving Loan Commitments, the aggregate outstanding principal amount of the Acquisition Loans of that Domestic Lender.

          "Acquisition Loans" means the Loans made by Domestic Lenders to Company pursuant to subsection 2.1A(iii).

          "Acquisition Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(b) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Acquisition Revolving Loan Commitments and Acquisition Loans of any Domestic Lenders, in each case substantially in the form of Exhibit IV-B annexed hereto, as they may be amended, supplemented or
        ------------
otherwise modified from time to time.

          "Acquisition Revolving Loan Commitment" means the commitment of a Domestic Lender to make Acquisition Loans to Company pursuant to subsection 2.1A(iii), and "Acquisition Revolving Loan Commitments" means such commitments of all Domestic Lenders in the aggregate.

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the
                  --------
nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the
                                 --                                 -----
stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Affiliated Fund" means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Agent" has the meaning assigned to that term in the introduction to this Agreement, and with respect to the issuance of any Letter of Credit and so long as BTCo serves as Agent hereunder, includes any Affiliates of BTCo (including, without limitation, Deutsche Bank AG, New York Branch) acting as an Issuing Lender, and also means and includes any successor Agent appointed pursuant to subsection 9.5A. For purposes of Section 9 of this Agreement and of the Collateral Documents and Guaranties executed by Company's Canadian Subsidiaries, Agent shall also mean Canadian Agent. With respect to matters dealing with the Canadian Term Loans or Canadian Term Loan Commitment, Agent shall mean Canadian Agent.

          "Agreement" means this Amended and Restated Credit Agreement dated as of June 26, 1998, which Agreement consolidates and amends and restates the Existing Credit Agreements, as it may be further amended, supplemented or otherwise modified from time to time.

          "Applicable Base Rate Margin" means as of any date of determination, with respect to Domestic Term Loans, Canadian Term Loans and Revolving Loans, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio, and with respect to the Tranche B Term Loans, a percentage per annum equal to 2.25% per annum:

     A.  Domestic Term Loans, Canadian Loans and Revolving Loans:

                                                       Applicable Base
         Consolidated Leverage Ratio                     Rate Margin
         ---------------------------                   ---------------

         Greater than or equal to 4.50:1.00                 2.000%

         Greater than or equal to 4.25:1.00                 1.750%
         but less than 4.50:1.00

         Greater than or equal to 4.00:1.00                 1.500%
         but less than 4.25:1.00

         Greater than or equal to 3.75:1.00                 1.250%
         but less than 4.00:1.00

         Greater than or equal to 3.50:1.00                 1.000%
         but less than 3.75:1.00

         Greater than or equal to 3.00:1.00                 0.750%
         but less than 3.50:1.00

         Greater than or equal to 2.75:1.00                 0.500%
         but less than 3.00:1.00

         Greater than or equal to 2.50:1.00                 0.375%
         but less than 2.75:1.00

         Less than 2.50:1.00                                0.250%



         "Applicable Eurodollar Rate Margin" means as of any date of determination, with respect to Domestic Term Loans, Canadian Term Loans and Revolving Loans, a percentage per annum set forth below opposite the applicable Consolidated Leverage Ratio, and with respect to the Tranche B Term Loans, a percentage per annum equal to 3.25% per annum:

A.  Domestic Term Loans, Canadian Term Loans and Revolving Loans:

                                                       Applicable Eurodollar
         Consolidated Leverage Ratio                        Rate Margin
         ---------------------------                   ---------------------

         Greater than or equal to 4.50:1.00                    3.000%

         Greater than or equal to 4.25:1.00                    2.750%
         but less than 4.50:1.00

                                                       Applicable Eurodollar
         Consolidated Leverage Ratio                        Rate Margin
         ---------------------------                   ---------------------

         Greater than or equal to 4.00:1.00                    2.500%
         but less than 4.25:1.00

         Greater than or equal to 3.75:1.00                    2.250%
         but less than 4.00:1.00

         Greater than or equal to 3.50:1.00                    2.000%
         but less than 3.75:1.00

         Greater than or equal to 3.00:1.00                    1.750%
         but less than 3.50:1.00

         Greater than or equal to 2.75:1.00                    1.500%
         but less than 3.00:1.00

         Greater than or equal to 2.50:1.00                    1.375%
         but less than 2.75:1.00

         Less than 2.50:1.00                                   1.250%


         "Asset Sale" means the sale by any Borrower or any of its Subsidiaries to any Person other than such Borrower or any of its wholly-owned Subsidiaries of (i) any of the stock of any of such Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less).

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit IX annexed hereto.
            ----------

          "Auditor's Letter" means a letter, substantially in the form of

Exhibit X annexed hereto, acknowledged and agreed to by Company and Price
---------
Waterhouse LLP and delivered to Agent pursuant to subsections 4.1N and 6.1(iii).

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Base Rate" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Domestic Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "BofA" has the meaning assigned to that term in the introduction to this Agreement.

          "Borrowers" has the meaning assigned to that term in the introduction to this Agreement.

          "BTCC" means BT Commercial Corporation.

          "BTCo" has the meaning assigned to that term in the introduction to this Agreement.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or California or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with any Canadian Term Loans, any day that is a Business Day described in clause (i) above but excluding any day which, under the laws of the Province of Ontario, Canada, is a day on which banking institutions located in such province are authorized or required by law or other governmental action to close.

          "Canadian Agent" means initially DB Canada and any successor Canadian Agent appointed by Company and Agent.

          "Canadian Base Rate" means, as at any date with respect to any Canadian Term Loan, the rate of interest per annum equal to the greater of (a) the rate which DB Canada announces in Canada from time to time as the reference rate of interest for loans in Dollars to its Canadian borrowers, adjusted automatically with each change in such rates all without the necessity of any notice to any Borrower or any other Person, and (b) the aggregate of (i) the Federal Funds Effective Rate for such day and (ii) 1/2 of 1% per annum. As to any loan, the Canadian Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any Canadian customer for loans denominated in Dollars. DB Canada may make commercial or other loans to Canadian customers denominated in Dollars at rates of interest at, above or below the Canadian Base Rate.

          "Canadian Base Rate Loans" means Canadian Term Loans denominated in Dollars and bearing interest at rates determined by reference to the Canadian Base Rate as provided in subsection 2.2A.

          "Canadian Borrowers" has the meaning assigned to that term in the introduction to this Agreement.

          "Canadian Dollars" means the lawful money of Canada.

          "Canadian Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Canadian Eurodollar Rate Loan, the rate per annum determined on the basis of the London interbank offered rate for Dollar deposits with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date as set forth on Telerate Page 3750; provided that in the event such rate does
                                    --------
not appear on Page 3750 (or otherwise) of the Telerate Service, "Canadian Eurodollar Rate" for purposes of this paragraph shall be determined by reference to (i) such other publicly available service for displaying interest rates for Dollar deposits as may be agreed upon by Company and Agent or (ii) in the absence of such agreement, the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the London interbank market by Canadian Agent for Dollar deposits in same day funds comparable to the respective principal amounts of the Canadian Eurodollar Rate Loans of Canadian Agent for which the Canadian Eurodollar Rate is then being determined, with maturities comparable to such Interest Period as of approximately 10:00 A.M. (Toronto time) on such Interest Rate Determination Date.

          "Canadian Eurodollar Rate Loans" means Canadian Term Loans denominated in Dollars and bearing interest at rates determined by reference to the Canadian Eurodollar Rate as provided in subsection 2.2A.

          "Canadian Funding and Payment Office" means (i) the office of DB Canada located at 222 Bay Street, Suite 1100, Toronto, Ontario M5K 1H6 or (ii) such other office of Canadian Agent as may from time to time hereafter be designated as such in a written notice delivered by Canadian Agent to Borrowers and each Lender.

          "Canadian Lenders" means any Lenders having Canadian Term Loan Commitments or, on and after the termination of the Canadian Term Loan Commitments, having Canadian Term Loans outstanding.

          "Canadian Reference Bank" means DB Canada.

          "Canadian Subsidiary" means a Subsidiary of Company that is incorporated or organized under the laws of Canada or any of its provinces.

          "Canadian Subsidiary Guarantor" means any Canadian Subsidiary of Company that executes and delivers a counterpart of the Canadian Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.9B.

          "Canadian Subsidiary Guaranty" means the Amended and Restated Canadian Subsidiary Guaranty executed and delivered by Sphag Sorb Ltd. on the Closing Date, or the Canadian Subsidiary Guaranties to be executed and delivered by Sun Gro Canada and Lakeland Canada on the Closing Date or to be executed and delivered by Canadian Subsidiaries from time to time after the Closing Date in accordance with subsection 6.9B, substantially in the form of Exhibit XVII
                                                              ------------
annexed hereto, as such Canadian Subsidiary Guaranties may be amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Guaranties" means all such Canadian Subsidiary Guaranties, collectively.

          "Canadian Subsidiary Patent Security Agreement" means each Canadian Subsidiary Patent Collateral Security Agreement and Conditional Assignment to be executed and delivered by Canadian Subsidiaries from time to time thereafter in accordance with subsection 6.9B, in each case substantially in the form of

Exhibit XVIII annexed hereto, as such Canadian Subsidiary Patent Security
-------------
Agreements may be amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Patent Security Agreements" means all such Canadian Subsidiary Patent Security Agreements, collectively.

          "Canadian Subsidiary Pledge Agreement" means the Canadian Subsidiary Pledge Agreement executed and delivered by Sun Gro Canada on the Closing Date, the Canadian Subsidiary Pledge Agreement dated as of April 6, 1998, executed and delivered by Lakeland Canada, or each Canadian Subsidiary Pledge Agreement to be executed and delivered by Canadian Subsidiaries from time to time thereafter in accordance with subsection 6.9B, in each case substantially in the form of

Exhibit XIX annexed hereto, as such Canadian Subsidiary Pledge Agreements may be
-----------
amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Pledge Agreements" means all such Canadian Subsidiary Pledge Agreements, collectively.

          "Canadian Subsidiary Security Agreement" means the Canadian Subsidiary Security Agreement dated as of April 6, 1998, executed and delivered by Sphag Sorb Ltd., each Amended and Restated Canadian Subsidiary Security Agreement to be executed and delivered by Sun Gro Canada and Lakeland Canada on the Closing Date, or each Canadian Subsidiary Security Agreement to be executed and delivered by Canadian Subsidiaries from time to time thereafter in accordance with subsection 6.9B, in each case substantially in the form of Exhibit XX
                                                                ----------
annexed hereto, as such Canadian Subsidiary Security Agreements may be amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Security Agreements" means all such Canadian Subsidiary Security Agreements, collectively.

          "Canadian Subsidiary Trademark Security Agreement" means the Canadian Subsidiary Trademark Collateral Security Agreement dated as of April 6, 1998, executed and delivered by Sphag Sorb Ltd., each Amended and Restated Canadian Subsidiary Trademark Collateral Security Agreement to be executed and delivered by Sun Gro Canada and Lakeland Canada on the Closing Date, or each Canadian Subsidiary Trademark Collateral Security Agreement to be executed and delivered by Canadian Subsidiaries from time to time thereafter in accordance with subsection 6.9B, in each case substantially in the form of Exhibit XXI annexed
                                                           -----------
hereto, as such Canadian Subsidiary Trademark Security Agreements may be amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Trademark Security Agreements" means all such Amended and Restated Canadian Subsidiary Trademark Collateral Security Agreements and Canadian Subsidiary Trademark Collateral Security Agreements, collectively.

          "Canadian Term Loan Commitment" means the Sun Gro Canada Term Loan Commitment or Lakeland Canada Term Loan Commitment or any combination thereof.

          "Canadian Term Loan Exposure" means with respect to any Canadian Lender as of any date of determination (i) prior to the funding of the Canadian Term Loans, that Canadian Lender's Canadian Term Loan Commitment and (ii) after the funding of the Canadian Term Loans, the outstanding principal amount of the Canadian Term Loans of that Canadian Lender.

          "Canadian Term Loans" means one or more of the Sun Gro Canada Term Loans and the Lakeland Canada Term Loans purchased or made by Canadian Lenders to a Canadian Borrower pursuant to subsection 2.1A(ii).

          "Canadian Term Notes" means (i) the promissory notes of a Canadian Borrower issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory notes issued by a Canadian Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Canadian Term Loan Commitments or Canadian Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-D annexed hereto, as they may be amended, supplemented or
            ------------
otherwise modified from time to time.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Equivalents" means, as at any date of determination, (i) (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's, and (ii) comparable Canadian short term investments.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to Agent pursuant to
            ----------
subsection 2.7B(iii).

          "Class" means, as applied to Lenders, each of the five classes of Lenders consisting of Lenders with (i) Domestic Term Loan Exposure, (ii) Canadian Term Loan Exposure, (iii) Acquisition Loan Exposure, (iv) Working Capital Revolving Loan Exposure and (v) Tranche B Term Loan Exposure.

          "Closing Date" means June 26, 1998.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor is in possession of any Inventory of any Loan Party, substantially in the form of Exhibit XXVII annexed hereto with
                                             -------------
such changes thereto as may be agreed to by Agent in the reasonable exercise of its discretion.

          "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

          "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XII annexed hereto, as such Collateral Account Agreement may be
   -----------
amended, supplemented or otherwise modified from time to time.

          "Collateral Documents" means the Collateral Account Agreement, the Holdings Pledge Agreement, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement, the Domestic Subsidiary Security Agreements, the Domestic Subsidiary Pledge Agreements, the Domestic Subsidiary Trademark Security Agreements, the Domestic Subsidiary Patent Security Agreements, the Canadian Subsidiary Security Agreements, the Canadian Subsidiary Pledge Agreements, the Canadian Subsidiary Trademark Security Agreements, the Canadian Subsidiary Patent Security Agreements, and the Mortgages.

          "Commitment Fee Percentage" means, as at any date of determination, a percentage per annum set forth below opposite the applicable Consolidated Leverage Ratio:

                                                    Commitment Fee
              Consolidated Leverage Ratio             Percentage
          ----------------------------------        --------------

          Greater than or equal to 3.50:1.00            0.500%

               Less than 3.50:1.00                      0.375%


          "Commitments" means the Domestic Term Loan Commitments, the Revolving Loan Commitments, the Canadian Term Loan Commitments or the Tranche B Term Loan Commitments or any combination thereof.

          "Company" has the meaning assigned to that term in the introduction to this Agreement.

          "Company Common Stock" means the common stock of Company, par value $.01 per share.

          "Company Guaranty" means the Amended and Restated Company Guaranty executed and delivered by Company on the Closing Date, substantially in the form of Exhibit
   -------

XVI annexed hereto, as such Amended and Restated Company Guaranty may be further
---
amended, supplemented or otherwise modified from time to time.

          "Company Patent Security Agreement" means the Company Patent Collateral Assignment and Security Agreement dated as of August 4, 1995, executed and delivered by Company, as such Company Patent Collateral Assignment and Security Agreement may be further amended, supplemented or otherwise modified from time to time.

          "Company Pledge Agreement" means the Company Pledge Agreement dated as of August 4, 1995, executed and delivered by Company, as such Company Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

          "Company Security Agreement" means the Company Security Agreement dated as of August 4, 1995, executed and delivered by Company, as supplemented by the delivery of additional schedules relating to Hines II on the Closing Date, as such Company Security Agreement may be further amended or supplemented or otherwise modified from time to time.

          "Company Trademark Security Agreement" means the Company Trademark Collateral Security Agreement and Conditional Assignment dated as of August 4, 1995, executed and delivered by Company, as supplemented by the delivery of additional schedules relating to Hines II on the Closing Date, as such Company Trademark Collateral Security Agreement and Conditional Assignment may be further amended, supplemented or otherwise modified from time to time.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Agent and Lenders by Company pursuant
   ----------
to subsection 6.1(iv).

          "Consolidated Average Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP;

provided that for purposes of calculating the amount of such Indebtedness
--------
derived from Working Capital Revolving Loans, the average of such outstanding Working Capital Revolving Loans as of the last day of each month over a rolling twelve-month period shall be used.

          "Consolidated Capital Expenditures" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; provided that, (a) in connection with the purchase or other
              --------
acquisition of any asset (the "Replacement Asset") by Company or any of its Subsidiaries substantially concurrently with the sale of, or pursuant to an exchange for or trade-in of, any existing asset of Company or such Subsidiary of like kind and character (which, in the case of a Real Property Asset, shall be located within a 30-mile radius of the Replacement Asset) (the

"Replaced Asset"), there shall be included in Consolidated Capital Expenditures only the excess, if any, of the gross purchase price of the Replacement Asset over the credit given by the seller of the Replacement Asset for the trade-in or exchange of the Replaced Asset or the amount of proceeds received from the sale of the Replaced Asset, as the case may be, and (b) in connection with the purchase, repair or other acquisition of any asset by Company or any of its Subsidiaries with insurance proceeds received by Company or any of its Subsidiaries in respect of the actual or constructive loss of any similar asset, there shall be included in Consolidated Capital Expenditures only the excess of the gross amount of the purchase price over the amount of such insurance proceeds.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest
                                              ---------  -------
expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of any Indebtedness,
                      ---------
including without limitation outstanding Working Capital Revolving Loans to the extent included in Consolidated Current Liabilities.

          "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period less other non-cash items increasing
                                   ----
Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "Consolidated Excess Cash Flow" means, for any period, an amount equal to (i) the sum, without duplication, of the amounts for such period of (a) the sum of Consolidated EBITDA and non-cash extraordinary losses which are expected to have a cash impact on Company's financial statements during the term of this Agreement, and (b) the Consolidated Working Capital Adjustment minus (ii) the
                                                               -----
sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Indebtedness (excluding repayments of Working Capital Revolving Loans except to the extent the Working Capital Revolving Loan Commitments are permanently reduced in connection with such repayments and excluding repayments of the Acquisition Loans prior to the Acquisition Loan Conversion Date), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agent
---------  -------
and Lenders on or before the Closing Date.

          "Consolidated Leverage Ratio" means as at any date of determination, the ratio of Consolidated Average Debt as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such date of determination occurs to Consolidated EBITDA for the four Fiscal Quarters ending as of such last day of such immediately preceding Fiscal Quarter; provided that with
                                                       --------
respect to the calculation of the Consolidated Leverage Ratio, to the extent that during the period for which compliance is being determined, Company or any Subsidiary of Company has made an acquisition permitted under subsection 7.7(v) or has disposed of any assets or operations in an amount for any such transaction or series of related transactions exceeding $250,000, such calculations shall be made as if such acquisition or such disposition took place on the first day of such period on a pro forma basis (such pro forma adjustments
                                     --- -----             --- -----
being calculated in accordance with Regulation S-X of the Securities and Exchange Commission), and such calculations shall be made after giving effect to the incurrence, assumption or repayment of any Indebtedness made in connection with such acquisition or disposition.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided
                                                                        --------
that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses which non-cash extraordinary losses are not expected to have a cash impact on Company's financial statements during the term of this Agreement.

          "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

          "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

          "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which the Consolidated Working Capital of Company and its Subsidiaries as of the beginning of such period exceeds (or is less than) the Consolidated Working Capital of Company and its Subsidiaries as of the end of such period.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

          "DB Canada" has the meaning assigned to that term in the introduction to this Agreement.

          "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dollar Equivalents" means Dollars or, with respect to any amount of Canadian Dollars, an equivalent amount of Dollars determined at the rate of exchange quoted by Agent in New York City, at 9:00 A.M. (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of Dollars with Canadian Dollars.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Commitments" means the Revolving Loan Commitments or the Domestic Term Loan Commitments or both.

          "Domestic Funding and Payment Office" means (i) the office of Agent and Swing Line Lender located at One Bankers Trust Plaza, New York, New York 10006 or (ii) such other office of Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Agent to Borrowers and each Domestic Lender.

          "Domestic Lenders" means any Lenders having Domestic Commitments or, on and after the termination of the Domestic Commitments, having Domestic Loans outstanding.

          "Domestic Loans" means the Acquisition Loans, the Working Capital Revolving Loans or the Domestic Term Loans or any combination thereof.

          "Domestic Subsidiary" means a Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

          "Domestic Subsidiary Guarantor" means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Domestic Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.9A.

          "Domestic Subsidiary Guaranty" means the Amended and Restated Domestic Subsidiary Guaranty executed and delivered by Sun Gro Horticulture on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time after the Closing Date in accordance with subsection 6.9A, substantially in the form of Exhibit XXVI annexed hereto, as such Domestic Subsidiary Guaranty
               ------------
may be further amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Guaranties" means all such Amended and Restated Domestic Subsidiary Guaranties, collectively.

          "Domestic Subsidiary Patent Security Agreement" means each Domestic Subsidiary Patent Collateral Assignment and Security Agreement to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9A, substantially in the form of Exhibit XXV
                                                              -----------
annexed hereto, as such Domestic Subsidiary Patent Collateral Security Agreements may be amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Patent Security Agreements" means all such Domestic Subsidiary Patent Collateral Assignment and Security Agreements, collectively.

          "Domestic Subsidiary Pledge Agreement" means the Domestic Subsidiary Pledge Agreement dated as of August 4, 1995, executed and delivered by Sun Gro Horticulture or each Domestic Subsidiary Pledge Agreement to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9A, substantially in the form of Exhibit XXIII annexed hereto,
                                                   -------------
as such Domestic Subsidiary Pledge Agreements may be amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Pledge Agreements" means all such Domestic Subsidiary Pledge Agreements, collectively.

          "Domestic Subsidiary Security Agreement" means the Domestic Subsidiary Security Agreement dated as of August 4, 1995, executed and delivered by Sun Gro Horticulture, as supplemented by the delivery of additional schedules relating to Lakeland U.S., Inc., Black Gold, Inc. and Pacific Soil Company on the Closing Date or each Domestic Subsidiary Security Agreement to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9A, substantially in the form of Exhibit XXII annexed hereto, as
                                              ------------
such Domestic Subsidiary Security Agreements may be amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Security Agreements" means all such Domestic Subsidiary Security Agreements, collectively.

          "Domestic Subsidiary Trademark Security Agreement" means the Domestic Subsidiary Trademark Collateral Security Agreement and Conditional Assignment dated as of August 4, 1995, executed and delivered by Sun Gro Horticulture, as supplemented by the delivery of additional schedules relating to Lakeland U.S., Inc., Black Gold, Inc. and Pacific Soil Company on the Closing Date or each Domestic Subsidiary Trademark Collateral Security Agreement to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9A, substantially in the form of Exhibit XXIV annexed hereto,
                                                   ------------
as such Domestic Subsidiary Trademark Collateral Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Trademark Security Agreements" means all such Domestic Subsidiary Trademark Collateral Security Agreement and Conditional Assignment and Domestic Subsidiary Trademark Collateral Security Agreements, collectively.

          "Domestic Term Loan Commitment" means the commitment of a Domestic Lender to purchase Domestic Term Loans pursuant to the Master Assignment Agreement or to make Domestic Term Loans to Company pursuant to subsection 2.1A(i), and "Domestic Term Loan Commitments" means such commitments of all Domestic Lenders in the aggregate.

          "Domestic Term Loan Exposure" means, with respect to any Domestic Lender as of any date of determination (i) prior to the funding of the Domestic Term Loans, that

Lender's Domestic Term Loan Commitment and (ii) after the funding of the Domestic Term Loans, the outstanding principal amount of the Domestic Term Loan of that Lender.

          "Domestic Term Loans" means the Term Loans purchased or made by Domestic Lenders to Company pursuant to subsection 2.1A(i).

          "Domestic Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(a) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Domestic Term Loan Commitments or Domestic Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-
                                                                     ----------
A annexed hereto, as they may be amended, supplemented or otherwise modified
-
from time to time.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is
                                            --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds, lease financing companies and investment funds and any Affiliated Funds; and (B) any Lender, any Affiliate of any Lender or any Affiliated Fund of any Lender;

provided that no Affiliate of Company shall be an Eligible Assignee.
--------

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the
                                                              -- ---
Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the
                                                           -- ---
Resource

Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water
                                                  -- ---
Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C.
                                          -- ---
(S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et
         -- ---                                                         --
seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S)136
---
et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.),
-- ---                                                              -- ---
the Oil Pollution Act (33 U.S.C. (S) 2701 et seq) and the Emergency Planning and
                                          -- ---
Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), each as amended or
                                                 -- ---
supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Event of Default" means each of the events set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Existing Letters of Credit" has the meaning assigned to that term in subsection 3.1D.

          "Existing Pledge and Collateral Agreement" means each of (a) that certain Pledge and Collateral Assignment Agreement dated as of October 2, 1995, executed by Company in favor of BTCo, as assigned from BTCC, as amended by that certain First Amendment to Pledge and Collateral Assignment Agreement dated as of November 14, 1996, and that certain Second Amendment to Pledge and Collateral Assignment Agreement dated as of March 26, 1997, and (b) that certain Pledge and Collateral Assignment Agreement dated as of November 14, 1996, executed by Company in favor of BTCo, as assignee from BTCC, as amended by that certain First Amendment to Pledge and Collateral Assignment Agreement dated as of March 26, 1997.

          "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

          "Fee Property" means a Real Property Asset consisting of a fee interest in real property.

          "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).

          "First Amendment" means the First Amendment to Credit Agreement and Consent dated as of March 3, 2000, by and among Borrowers, Lenders, Syndication Agent, Documentation Agent, Canadian Agent and Agent.

          "First Amendment Effective Date" means March 3, 2000, the date on which the First Amendment became effective in accordance with its terms.

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien (other than Prior Liens) on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

          "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "Guaranties" means the Holdings Guaranty, the Company Guaranty, the Domestic Subsidiary Guaranty and the Canadian Subsidiary Guaranty.

          "Harris" has the meaning assigned to it in the introduction to this Agreement.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreements" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

          "Hines I Existing Credit Agreement" has the meaning assigned to it in the introduction to this Agreement.

          "Hines II Existing Credit Agreement" has the meaning assigned to it in the introduction to this Agreement.

          "Holdings" means Hines Horticulture, Inc., a Delaware corporation, the successor by merger to Hines Holdings, Inc., a Nevada corporation.

          "Holdings Common Stock" means the common stock of Holdings, par value $.01 per share.

          "Holdings Guaranty" means the Amended and Restated Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such Holdings Guaranty may thereafter be
        ----------
amended, supplemented or otherwise modified from time to time.

          "Holdings Pledge Agreement" means the Holdings Pledge Agreement dated as of August 4, 1995, executed and delivered by Holdings, as amended by a First Amendment dated as of November 7, 1997, and a Second Amendment dated as of December 16, 1997, as such Holdings Pledge Agreement may be further amended, supplemented or otherwise modified from time to time.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Hedge Agreements constitute Contingent Obligations and not Indebtedness.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.

          "Insolvency Event" means, with respect to any Person, the occurrence of any of the events described in subsection 8.6 or 8.7; provided that, solely
                                                         --------
for purposes of this definition, any references to any Borrower or any of its Subsidiaries in subsection 8.6 or 8.7 shall be deemed to be a reference to such Person.

          "Insolvency Laws" means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Company Creditors' Arrangement Act (Canada), the Winding-Up Act (Canada) or any comparable law of Canada or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or Canada or any province thereof.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan or any Canadian Base Rate Loan, each June 30, September 30, December 31 or March 31, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan or any Canadian Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in
                                                              --------
the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Inventory" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Domestic Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Domestic Subsidiary of Company, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of
                                                                ----
all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "IP Collateral" means, collectively, the Collateral under the Company Patent Security Agreement, the Company Trademark Security Agreement, the Subsidiary Patent Security Agreements and the Subsidiary Trademark Security Agreements.

          "Issuing Lender" means, with respect to any Letter of Credit, BTCo or any other Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1A(v); provided that any Issuing
                                                      --------
Lender may be an Affiliate of BTCo (including, without limitation, Deutsche Bank AG, New York Branch) so long as (i) BTCo is a Lender under this Agreement and
(ii) such Affiliate shall have executed a counterpart of this Agreement on or prior to the date of any issuance of any Letter of Credit by such Affiliate.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "Lakeland Canada" has the meaning assigned to that term in the introduction to this Agreement.

          "Lakeland Canada Term Loan Commitment" means the commitment of a Canadian Lender to purchase Lakeland Canada Term Loans pursuant to the Master Assignment Agreement or to make new Lakeland Canada Term Loans to Lakeland Canada pursuant to subsection 2.1A(ii), and "Lakeland Canada Term Loan Commitments" means such commitments of all Canadian Lenders in the aggregate.

          "Lakeland Canada Term Loans" means the Term Loans purchased or made by Canadian Lenders to Lakeland Canada pursuant to subsection 2.1A(ii).

          "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that
                                                                 --------
the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Letter of Credit" or "Letters of Credit" means Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
                                                                          ----
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in Canadian Dollars shall be valued in Dollar Equivalents as of the applicable date of determination.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, any Interest Rate Agreements with a Lender or any of its Affiliates, the Collateral Documents and, solely for purposes of the use of the term "Loan Documents" in the definition of "Obligations", the Currency Agreements to which any Lender or any of its Affiliates is a party.

          "Loan Party" means each of the Borrowers and Guarantors and "Loan Parties" means all such Persons, collectively.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Master Assignment Agreement" means that certain Master Assignment Agreement substantially in the form of Exhibit XIV annexed hereto, among Hines
                                       -----------
Nurseries, Inc., Sun Gro Horticulture Canada Ltd., the financial institutions listed on the signature pages thereof, Bankers Trust Company, as administrative agent, Deutsche Bank Canada, as Canadian administrative agent, pursuant to which all lenders holding outstanding Working Capital Revolving Loan Commitments under the Credit Agreement prior to the First Amendment Effective Date assign their Working Capital Revolving Loan Commitments to the Agent, and Agent assigns to each Lender on the First Amendment Effective Date, and each such lender purchases from Agent, the Working Capital Revolving Loan Commitments as set forth on Schedule 2.1 attached to this Agreement.
         ------------

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, (ii) the impairment of the ability of any Loan Party to perform, or of Agent or Lenders to enforce, the Obligations, or (iii) a material adverse effect on the value of the Collateral or the amount which Agent or Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

          "Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

          "Material Leasehold" means a Real Property Asset consisting of a leasehold interest in an Operating Lease or a Capital Lease which is reasonably determined by Agent to be of material value as collateral for the Obligations.

          "MDCP" means Madison Dearborn Capital Partners, L.P., a Delaware limited partnership.

          "Mortgage" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title) executed and delivered by any Borrower or any of its Subsidiaries encumbering a Fee Property or a Material Leasehold, as such instrument may be amended, supplemented or otherwise modified from time to time, and "Mortgages" means all such instruments, including any Additional Mortgages (as defined in subsection 6.10A), collectively.

          "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided that, in connection with the sale of any existing
                    --------
asset (the "Replaced Asset") by Company or any of its Subsidiaries substantially concurrently with the purchase of a replacement asset by Company or such Subsidiary of like kind and character (which, in the case of a Real Property Asset, shall be located within a 30-mile radius of the Replacement Asset) (the "Replacement Asset"), there shall be included in Net Cash Proceeds only the excess, if any, of the Net Cash Proceeds received for the Replaced Asset (calculated without giving effect to this proviso) over the purchase price of the Replacement Asset.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

          "Notes" means one or more of the Domestic Term Notes, the Tranche B Term Notes, the Canadian Term Notes, the Acquisition Notes, the Working Capital Revolving Notes or Swing Line Note or any combination thereof.

          "Notice of Borrowing" means a notice substantially in the form of

Exhibit I annexed hereto delivered by a Borrower to Agent pursuant to subsection
---------
2.1B with respect to a proposed borrowing.

          "Notice of Commencement of Clean Down Period" means a notice substantially in the form of Exhibit V annexed hereto delivered by Company to
                             ---------
Agent pursuant to subsection 2.1A(iv) with respect to the commencement of each clean down period with respect to outstanding Working Capital Revolving Loans and Swing Line Loans.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by a Borrower to Agent pursuant
            ----------
to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate
                                    --------
with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as
          (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

          (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

          (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

          (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Holdings Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreements.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "PPSA" means the Personal Property Security Act or any other statute pertaining to the creation, perfection or priority of security interests in any collateral, in each case as in effect in any Canadian province.

          "Prime Rate" means the rate that BTCo announces from time to time as its prime lending rate in the United States for Dollar denominated loans, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Prior Liens" means Permitted Encumbrances, but only to the extent that the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced by the Collateral Documents.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Domestic Term Loan Commitment or the Domestic Term Loan of any Domestic Lender, the percentage obtained by dividing (x) the
                                                             --------
Domestic Term Loan Exposure of that Domestic Lender by (y) the aggregate
                                                    --
Domestic Term Loan Exposure of all Domestic Lenders, (ii) with respect to all payments, computations and other matters relating to the Acquisition Revolving Loan Commitment or the Acquisition Loan Exposure of any Domestic Lender, the percentage obtained by dividing (x) the Acquisition Loan Exposure of that
                       --------
Domestic Lender by (y) the aggregate Acquisition Loan Exposure of all Domestic
                --
Lenders, (iii) with respect to all payments, computations and other matters relating to the Working Capital Revolving Loan Commitment or the Working Capital Revolving Loans of any Domestic Lender or any Letters of Credit issued or participations therein purchased by any Domestic Lender, the percentage obtained by dividing (x) the Working Capital Revolving Loan Exposure of that Domestic
   --------
Lender by (y) the aggregate Working Capital Revolving Loan Exposure of all
       --
Domestic Lenders, (iv) with respect to all payments, computations and other matters relating to the Canadian Term Loan Commitment or the Canadian Term Loan of any Canadian Lender, the percentage obtained by dividing (x) the Canadian
                                                   --------
Term Loan Exposure of that Canadian Lender by (y) the aggregate Canadian Term
                                           --
Loan Exposure of all Canadian Lenders, (v) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Tranche B Term Loan Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Tranche B Term
            --------
Loan Lender by (y) the aggregate Tranche B Term Loan Exposure of all Tranche B
            --
Term Loan Lenders, and (vi) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Domestic Term Loan
                           --------
Exposure of that Lender plus the Acquisition Loan Exposure of that Lender plus
                        ----                                              ----
the Working Capital Revolving Loan Exposure of that Lender plus the Canadian
                                                           ----
Term Loan Exposure of that Lender plus the Tranche B Term Loan Exposure of that
                                  ----
Lender by (y) the sum of the aggregate Domestic Term Loan Exposure of all
       --
Lenders plus the aggregate
        ----

Acquisition Loan Exposure of all Lenders plus the aggregate Working Capital
                                         ----
Revolving Loan Exposure of all Lenders plus the aggregate Canadian Term Loan
                                       ----
Exposure of all Lenders, plus the aggregate Tranche B Term Loan Exposure of all
                         ----
Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii), (iv), (v) and (vi) of the preceding sentence is set forth opposite the name of that Lender in
Schedule 2.1 annexed hereto.
------------

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Agent, desirable in order to create or perfect Liens on any IP Collateral.

          "Real Property Assets" means all real property from time to time owned in fee by any Loan Party and all rights, title and interest in and to any and all leases of real property as to which any Loan Party has a leasehold interest, including without limitation any such fee or leasehold interests acquired by any Loan Party after the date hereof.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Agent.

          "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(v).

          "Register" has the meaning assigned to that term in subsection 2.1D.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

          "Request for Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to
                             -----------
Agent pursuant to subsection 3.1A(iv) with respect to the proposed issuance of a Letter of Credit.

          "Requirement of Law" means (a) the certificates or articles of incorporation, by-laws and other organizational or governing documents of a Person, (b) any law, treaty, rule, regulation or determination of an arbitrator, court or other governmental authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

          "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders consisting of Domestic Term Loan Lenders, Domestic Term Loan Lenders having or holding more than 66-2/3% of the aggregate Domestic Term Loan Exposure of all Domestic Term Loan Lenders, (ii) for the Class of Lenders consisting of Acquisition Loan Lenders, Acquisition Loan Lenders having or holding more than 66-2/3% of the aggregate Acquisition Loan Exposure of all Acquisition Loan Lenders, (iii) for the Class of Lenders consisting of Working Capital Revolving Loan Lenders, Working Capital Revolving Loan Lenders having or holding more than 66-2/3% of the aggregate Working Capital Revolving Loan Exposure of all Working Capital Revolving Loan Lenders, (iv) for the Class of Lenders consisting of Canadian Lenders, Canadian Lenders having or holding more than 66-2/3% of the aggregate Canadian Term Loan Exposure of all Canadian Lenders and (v) for the Class of Lenders consisting of Tranche B Term Loan Lenders, Tranche B Term Loan Lenders having or holding more than 66-2/3% of the aggregate Tranche B Term Loan Exposure of all Tranche B Term Loan Lenders.

          "Requisite Lenders" means Lenders having or holding 51% or more of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate
                                                       ----
Revolving Loan Exposure of all Lenders.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "Revolving Loan Commitment" means the Acquisition Revolving Loan Commitment or Working Capital Revolving Loan Commitment or any combination thereof.

          "Revolving Loan Commitment Termination Date" means June 30, 2003.

          "Revolving Loan Exposure" means the Acquisition Loan Exposure and the Working Capital Revolving Loan Exposure or any combination thereof.

          "Revolving Loans" means Acquisition Loans and Working Capital Revolving Loans or any combination thereof.

          "Revolving Notes" means the Acquisition Notes and the Working Capital Revolving Notes or any combination thereof.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby
                                                           --------
Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "Subordinated Indebtedness" means (i) the Indebtedness of Company evidenced by the Subordinated Notes and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

          "Subordinated Note Indenture" means the indenture dated as of October 19, 1995 between Company, as issuer, Holdings and Sun Gro Horticulture, Inc., and IBJ Schroder Bank & Trust Company, as Trustee.

          "Subordinated Notes" means Company's $120,000,000 in initial aggregate principal amount of 11-3/4% Senior Subordinated Notes due 2005.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Sun Gro Canada" has the meaning assigned to that term in the introduction to this Agreement.

          "Sun Gro Canada Term Loan Commitment" means the commitment of a Canadian Lender to purchase Sun Gro Canada Term Loans pursuant to the Master Assignment Agreement or to make new Sun Gro Canada Term Loans to Sun Gro Canada pursuant to subsection 2.1A(ii), and "Sun Gro Canada Term Loan Commitments" means such commitments of all Canadian Lenders in the aggregate.

          "Sun Gro Canada Term Loans" means the Term Loans purchased or made by Canadian Lenders to Sun Gro Canada pursuant to subsection 2.1A(ii).

          "Sun Gro Horticulture" means Sun Gro Horticulture, Inc., a Nevada corporation.

          "Swing Line Lender" means BTCo, or any Person serving as a successor Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(v).

          "Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(v).

          "Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory note issued by Company to any successor Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit IV-E annexed hereto, as it may be
                                  ------------
amended, supplemented or otherwise modified from time to time.

          "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be
          --------
construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

          "Term Loan Exposure" means the Domestic Term Loan Exposure, the Tranche B Term Loan Exposure and the Canadian Term Loan Exposure or any combination thereof.

          "Term Loans" means the Domestic Term Loans, the Tranche B Term Loans, or Canadian Term Loans or any combination thereof.

          "Term Notes" means the Domestic Term Notes, the Tranche B Term Notes, and the Canadian Term Notes or any combination thereof.

          "Term Loan Commitment" means the Domestic Term Loan Commitment, the Tranche B Term Loan Commitment, and the Canadian Term Loan Commitment or any combination thereof.

          "Total Utilization of Working Capital Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Working Capital Revolving Loans (other than Working Capital Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal
                                             ----
amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit
                                           ----
Usage.

          "Tranche B Term Loan Commitment" means the commitment of a Tranche B Term Loan Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(vi) on the First Amendment Effective Date, and "Tranche B Term Loan Commitments" means such commitments of all Tranche B Term Loan Lenders in the aggregate.

          "Tranche B Term Loan Exposure" means, with respect to any Tranche B Term Loan Lender as of any date of determination (i) prior to the termination of the Tranche B Term Loan Commitments, that Lender's Tranche B Term Loan Commitment and (ii) after the termination of the Tranche B Term Loan Commitments, the aggregate outstanding principal amount of the Tranche B Term Loan of that Lender.

          "Tranche B Term Loans" means the Loans made by Tranche B Term Loan Lenders to Company pursuant to subsection 2.1A(vi).

          "Tranche B Term Loan Lender" means any Lender having Tranche B Term Loan Commitments or, after termination of the Tranche B Term Loan Commitments, having Tranche B Term Loans outstanding.

          "Tranche B Term Notes" means (i) the promissory notes of Company issued pursuant to the last sentence of subsection 2.1E on the First Amendment Effective Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the
                            --------
Tranche B Term Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-F annexed hereto, as they may be
                                  ------------
amended, supplemented or otherwise modified from time to time.

          "Transactions" means the repayment of approximately $15,500,000 in existing mortgage indebtedness of the Company, the redemption of up to $42,000,000 in aggregate principal amount of the Subordinated Notes and the reduction in Indebtedness outstanding on the Closing Date under this Agreement from that outstanding under the Existing Credit Agreements, in each case from the application of the proceeds of Company's initial public offering and the increase in Term Loans under this Agreement.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "Weyerhaeuser Deeds of Trust" means those certain deeds of trust encumbering the Company's Fee Property located in Vacaville, California, and a 200-acre parcel of the Company's Fee Property located in Houston, Texas, in favor of Weyerhaeuser Corporation.

          "Working Capital Revolving Loan Commitment" means the commitment of a Domestic Lender to purchase Working Capital Revolving Loans pursuant to the Master Assignment Agreement or to make Working Capital Revolving Loans to Company pursuant to subsection 2.1A(iv), and "Working Capital Revolving Loan Commitments" means such commitments of all Domestic Lenders in the aggregate.

          "Working Capital Revolving Loan Commitment Increase" means the $15,000,000 increase in the Working Capital Revolving Loan Commitments which became effective on the First Amendment Effective Date."

          "Working Capital Revolving Loan Exposure" means, with respect to any Domestic Lender as of any date of determination (i) prior to the termination of the Working Capital Revolving Loan Commitments, that Domestic Lender's Working Capital Revolving Loan Commitment and (ii) after the termination of the Working Capital Revolving Loan Commitments, the aggregate outstanding principal amount of the Working Capital Revolving Loans of that Domestic Lender.

          "Working Capital Revolving Loans" means the Loans purchased or made by Domestic Lenders to Company pursuant to subsection 2.1A(iv).

          "Working Capital Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(c) on the Closing Date or pursuant to the last sentence of subsection 2.1E on the First Amendment Effective Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B (i) in connection with assignments of the Working Capital Revolving Loan Commitments and Working Capital Revolving Loans of any Domestic Lenders, in each case substantially in the form of Exhibit IV-C annexed hereto,
                                                   ------------
as they may be amended, supplemented or otherwise modified from time to time.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsections 4.1K and 5.3.

1.3  Other Definitional Provisions and Rules of Construction.

          A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

          B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

          C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.

          A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, each Domestic Lender hereby severally agrees to purchase or to make the Loans described in subsections 2.1A(i), 2.1A(iii) and 2.1A(iv), each Tranche B Term Loan Lender hereby severally agrees to make the Loans described in subsection 2.1A(vi), each Canadian Lender hereby severally agrees to purchase or to make the Loans described in subsection 2.1A(ii) and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(v).

          (i) Domestic Term Loans. Each Domestic Lender severally agrees to
              -------------------
          purchase under the Master Assignment Agreement or to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Domestic Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Domestic Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the
             ------------
          Domestic Term Loan Commitments is $30,000,000; provided that the
                                                         --------
          Domestic Term Loan Commitments of Domestic Lenders shall be adjusted to give effect to any assignments of the Domestic Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Domestic Term Loan Commitment shall expire immediately and without further action on July 31, 1998 if the Domestic Term Loans are not purchased or made on or before that date. Company may make only one borrowing under the Domestic Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

          (ii) Canadian Term Loans. Each Canadian Lender severally agrees to
               -------------------
          purchase under the Master Assignment Agreement or to lend to Sun Gro Canada and to Lakeland Canada, respectively, on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Sun Gro Term Loan Commitment and the Lakeland Canada Term Loan Commitment to be used for the purposes identified in subsection 2.5A. The amount of each Canadian Lender's Sun Gro Term Loan Commitment and Lakeland Canada Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate
                               ------------
          amount of the Sun Gro Term Loan Commitments is $15,000,000 and of the Lakeland Canada Term Loan Commitments is $5,000,000, respectively; provided that the Canadian Term Loan Commitments of Canadian Lenders
          --------
          shall be adjusted to give effect to any assignments of the Canadian Term Loan Commitments pursuant to subsection 10.1B. Each Canadian Lender's Canadian Term Loan Commitment shall expire immediately and without further action on July 31, 1998 if the Canadian Term Loans are not purchased or made on or before that date. Each Canadian Borrower may make only one borrowing under the Canadian Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

          (iii) Acquisition Loans. Each Domestic Lender severally agrees,
                -----------------
          subject to the limitations set forth below with respect to the maximum amount of Acquisition Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Acquisition Loan Conversion Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Acquisition Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Acquisition Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate
                               ------------
          original
          amount of the Acquisition Revolving Loan Commitments is $100,000,000; provided that the Acquisition Revolving Loan Commitments of Lenders
          --------
          shall be adjusted to give effect to any assignments of the Acquisition Revolving Loan Commitments pursuant to subsection 10.1B; and provided,
                                                                       --------
          further that the amount of the Acquisition Revolving Loan Commitments
          -------
          shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii), 2.4B(ii) and 2.4B(iii). Each Lender's Acquisition Revolving Loan Commitment shall expire on the Acquisition Loan Conversion Date; provided that each Lender's
                                                --------
          Acquisition Revolving Loan Commitment shall expire immediately and without further action on July 31, 1998 if the Domestic Term Loans are not purchased or made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Acquisition Loan Conversion Date.

          Anything contained in this Agreement to the contrary notwithstanding, prior to the Acquisition Loan Conversion Date, the Acquisition Loans shall in no event exceed the Acquisition Revolving Loan Commitments then in effect.

          (iv) Working Capital Revolving Loans. Each Lender severally agrees,
               -------------------------------
          subject to the limitations set forth below with respect to the maximum amount of Working Capital Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Working Capital Revolving Loan Commitments to be used for the purposes identified in subsection 2.5C. The amount of each Lender's Working Capital Revolving Loan Commitment as of the First Amendment Effective Date is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate
                               ------------
          amount of the Working Capital Revolving Loan Commitments as of the First Amendment Effective Date is $115,000,000; provided that the
                                                          --------
          Working Capital Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Working Capital Revolving Loan Commitments pursuant to subsection 10.1B; and provided,
                                                                       --------
          further that the amount of the Working Capital Revolving Loan
          -------
          Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Working Capital Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Working Capital Revolving Loans and all other amounts owed hereunder with respect to the Working Capital Revolving Loans and the Working Capital Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Working Capital Revolving Loan
                     --------
          Commitment shall expire immediately and without further action on July 31, 1998 if the Domestic Term Loans are not purchased or made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Working Capital Revolving Loans and the Working Capital Revolving Loan Commitments shall be subject to the limitation that

              (a) in no event shall the Total Utilization of Working Capital Revolving Loan Commitments at any time exceed the Working Capital Revolving Loan Commitments then in effect; and

              (b) for sixty consecutive days commencing with the date specified by Company for the commencement of such clean down period in a Notice of Commencement of Clean Down Period delivered to Agent on or prior to such commencement date, the Company shall not have outstanding Working Capital Revolving Loans and Swing Line Loans during any of the periods set forth below in excess of the correlative amount indicated:

                    Fiscal Year 2000             $20,000,000
                    and thereafter


          (v) Swing Line Loans. Swing Line Lender hereby agrees, subject to the
              ----------------
          limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Working Capital Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5C, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Working Capital Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Working Capital Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $5,000,000; provided that any reduction of the Working
                                    --------
          Capital Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Working Capital Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Working Capital Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the
                                                               --------
          Swing Line Loan Commitment shall expire immediately and without further action on July 31, 1998 if the Domestic Term Loans are not purchased or made on or before that date. Amounts borrowed under this subsection 2.1A(v) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that

              (a) in no event shall the outstanding Swing Line Loans exceed the Swing Line Loan Commitment then in effect;

              (b) in no event shall the Total Utilization of Working Capital Revolving Loan Commitments at any time exceed the Working Capital Revolving Loan Commitments then in effect; and

              (c) for sixty consecutive days commencing with the date specified by Company for the commencement of such clean down period in a Notice of Commencement of Clean Down Period delivered to Agent on or prior to such commencement date, the Company shall not have outstanding Working Capital Revolving Loans and Swing Line Loans during any of the periods set forth below in excess of the correlative amount indicated:

                    Fiscal Year 2000             $20,000,000
                    and thereafter


          With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Agent (with a copy to Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Working Capital Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Working Capital Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Working Capital Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Working Capital Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Working Capital Revolving Loans and shall be due under the Working Capital Revolving Note of Swing Line Lender. Company hereby authorizes Agent and Swing Line Lender to charge Company's accounts with Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded

          Swing Line Loans to the extent the proceeds of such Working Capital Revolving Loans made by Lenders, including the Working Capital Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.6.

          If for any reason (a) Working Capital Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or
          (b) the Working Capital Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Working Capital Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender and such Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

          Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Working Capital Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

          (vi) Each Tranche B Term Loan Lender severally agrees to lend to Company on the First Amendment Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5E. The amount of each Tranche B Term Loan Lender's Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed
                                                       ------------
          hereto and the aggregate amount of the Tranche B Term Loan Commitments is $100,000,000; provided that the Tranche B Term Loan Commitments of
                           --------
          Tranche B Term Loan Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(vi) and subsequently repaid or prepaid may not be reborrowed.

          B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Working Capital Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(v) for the purpose of repaying any Refunded Swing Line Loans or Working Capital Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided Revolving Loans made on any Funding Date as
                       --------
Eurodollar Rate Loans or Term Loans made on any Funding Date as Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as the case may be, with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever any Borrower desires that Lenders make Term Loans or Revolving Loans it shall deliver to Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, as the case may be) or no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan) or no later than 12:00 Noon (Toronto time) at least one Business Day in advance of the proposed Funding Date (in the case of a Canadian Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Borrower, (ii) the proposed

Funding Date (which shall be a Business Day), (iii) the amount and type of Loans requested, (iv) in the case of Loans made on the Closing Date, that such Loans shall be Base Rate Loans or Canadian Base Rate Loans, as applicable, (v) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans; provided that during the period
                                             --------
commencing on and including the First Amendment Effective Date and ending on the earlier of (i) the three-month anniversary of the First Amendment Effective Date and (ii) the date on which Agent sends notice to Company indicating that Lenders' primary syndication with respect to the Tranche B Term Loans and Working Capital Revolving Loans has been concluded, Company may only request Base Rate Loans or Eurodollar Rate Loans with an Interest Period of one month with respect to the Tranche B Term Loans and the Working Capital Revolving Loans, (vi) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor, (vii) in the case of Acquisition Loans prior to the Acquisition Loan Conversion Date, that, after giving effect to the requested Loans, the Acquisition Loans will not exceed the Acquisition Revolving Loan Commitments, (viii) in the case of Working Capital Revolving Loans, that, after giving effect to the requested Loans, the Total Utilization of Working Capital Revolving Loan Commitments will not exceed the Working Capital Revolving Loan Commitments and (ix) that after giving effect to the requested Loans, that Company's Consolidated Fixed Charge Coverage Ratio (as that term is defined in the Subordinated Note Indenture) will be greater than
2.25 to 1.00. Domestic Term Loans, Tranche B Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. Canadian Term Loans may be continued as or converted into Canadian Base Rate Loans and Canadian Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, a Borrower may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided
                                                                        --------
that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

          Neither Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

          The applicable Borrower shall notify Agent prior to the funding of any Loans in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, as the case may be, (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

          C.  Disbursement of Funds.

          (i) All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

          (ii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Tranche B Term Loans, Agent shall notify each Tranche B Term Loan Lender of the proposed borrowing. Each Tranche B Term Loan Lender shall make the amount of its Tranche B Term Loan available to Agent, in same day funds in Dollars, at the Domestic Funding and Payment Office, not later than 12:00 Noon (New York City time) on the applicable Funding Date. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Loans, Agent shall notify each Domestic Lender (in the case of a Domestic Loan) or each Canadian Lender (in the case of a Canadian Term Loan) of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent (in the case of a Domestic
          Loan) or Canadian Agent (in the case of a Canadian Term Loan), in same day funds in Dollars, at the Domestic Funding and Payment Office, not later than 12:00 Noon (New York City time) (in the case of a Domestic
          Loan) or at the Canadian Funding and Payment Office, not later than 12:00 Noon (Toronto time) (in the case of a Canadian Term Loan) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Working Capital Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing
          Date), 4.3 (in the case of Acquisition Loans) and, subject to the provisions set forth in the immediately preceding paragraph, 4.2 (in the case of all Loans), Agent or Canadian Agent, as the case may be, shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent or Canadian Agent, as the case may be, from Lenders to be credited to the account of the applicable Borrower at the Domestic Funding and Payment Office or at the Canadian Funding and Payment Office, as applicable.

          Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to

          Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that such Borrower may have against any Lender as a result of any default by such Lender hereunder.

          D.  The Register.

          (i) Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Agent shall record in the Register the Term Loan Commitments and Revolving Loan Commitments and the Term Loans and Revolving Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Term Loans or Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided that
                                                                   --------
          failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of the applicable Loans.

          (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on each Borrower, absent manifest error; provided that failure to make any such recordation, or
                          --------
          any error in such recordation, shall not affect such Borrower's Obligations in respect of the applicable Loans; and provided, further
                                                              --------  -------
          that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Borrowers, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Each Borrower hereby designates BTCo to serve as such Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and each Borrower hereby agrees that, to the extent BTCo serves in such capacity, BTCo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

          E. Notes. Company shall execute and deliver (i) to each Domestic Lender (or to Agent for that Domestic Lender) on the Closing Date (a) a Domestic Term Note substantially in the form of Exhibit IV-A annexed hereto to evidence
                                       ------------
that Domestic Lender's Domestic Term Loan, in the principal amount of that Domestic Lender's Domestic Term Loan and with other appropriate insertions, (b) an Acquisition Note substantially in the form of Exhibit IV-B annexed hereto to
                                                 ------------
evidence that Domestic Lender's Acquisition Loans, in the principal amount of that Domestic Lender's Acquisition Revolving Loan Commitment and with other appropriate insertions, (c) a Working Capital Revolving Note substantially in the form of Exhibit IV-C annexed hereto to evidence that Domestic Lender's
            ------------
Working Capital Revolving Loans, in the principal amount of that Domestic Lender's Working Capital Revolving Loan Commitment and with other appropriate insertions and (ii) to Swing Line Lender (or to Agent for Swing Line Lender) on the Closing Date a Swing Line Note substantially in the form of Exhibit IV-E
                                                                ------------
annexed hereto to evidence Swing Line Lender's Swing Line Notes, in the principal amount of the Swing Line Loan Commitment and with other applicable insertions. Each Canadian Borrower shall execute and deliver to each Canadian Lender (or to Agent for that Lender) on the Closing Date, a Canadian Term Note substantially in the form of Exhibit IV-D annexed hereto to evidence that
                             ------------
Canadian Lender's Canadian Term Loan, in the principal amount of that Canadian Lender's Canadian Term Loan and with other appropriate insertions. Company shall execute and deliver (i) to each Tranche B Term Loan Lender on the First Amendment Effective Date a Tranche B Term Note substantially in the form of
Exhibit IV-F annexed hereto to evidence such Tranche B Term Loan Lender's
------------
Tranche B Term Loan, in the principal amount of that Tranche B Term Loan Lender's Tranche B Term Loan Commitment and with other appropriate insertions and (ii) to each Lender providing a portion of the Working Capital Revolving Loan Commitment Increase a Working Capital Revolving Note substantially in the form of Exhibit IV-C annexed hereto to evidence that Lender's Working Capital
        ------------
Revolving Loans, in the principal amount of that Lender's portion of the Working Capital Revolving Loan Commitment Increase and with other appropriate insertions.

2.2  Interest on the Loans.

          A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or Canadian Base Rate or the Adjusted Eurodollar Rate or Canadian Eurodollar Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by the applicable Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate or Canadian Base Rate, as the case may be.

          Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

          (i) if a Base Rate Loan, then at the sum of the Base Rate plus the
                                                                    ----
          Applicable Base Rate Margin;

          (ii) if a Canadian Base Rate Loan, then at the sum of the Canadian Base Rate plus the Applicable Base Rate Margin;
                    ----

          (iii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin; or
                          ----

          (iv) if a Canadian Eurodollar Rate Loan, then at the sum of the Canadian Eurodollar Rate plus the Applicable Eurodollar Rate Margin.
                                   ----

          Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the
                                                                       ----
Applicable Base Rate Margin less the applicable Commitment Fee Percentage.
                            ----

          The Applicable Base Rate Margin or the Applicable Eurodollar Rate Margin shall be the Base Rate Margin or the Eurodollar Rate Margin, as the case may be, set forth in the table above opposite Company's Consolidated Leverage Ratio for the four fiscal quarters ending as of the last day of the fiscal quarter immediately preceding the fiscal quarter during which the determination is being made as set forth in the Compliance Certificate delivered pursuant to subsection 6.1(iv)(b), any required adjustment to become automatically effective on the next succeeding Business Day following receipt by the Agent of such Compliance Certificate. If Company fails to deliver a Compliance Certificate by the time required by subsection 6.1(iv)(b), from such time the Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin for Domestic Term Loans, Canadian Term Loans and Revolving Loans shall automatically be adjusted to 2.00% per annum and 3.00% per annum, respectively, and the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin for Tranche B Term Loans shall automatically be adjusted to 2.25% per annum and 3.25% per annum, respectively.

          B. Interest Periods. In connection with each Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, the applicable Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at such Borrower's option, either a one, two, three or six month period provided that:
                                      --------
          (i) the initial Interest Period for any such Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable, continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                                   --------
          otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any portion of the Term Loans of any Borrower shall extend beyond a date on which such Borrower is required to make a scheduled payment of principal of the Term Loans of such Borrower unless the sum of (a) the aggregate principal amount of Term Loans of such Borrower that are Base Rate Loans or Canadian Base Rate Loans, as applicable, plus (b) the aggregate principal amount of
                                     ----
          Term Loans of such Borrower that are Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans of such Borrower on such date;

          (vii) there shall be no more than 15 Interest Periods outstanding at any time; and

          (viii) in the event a Borrower fails to specify an Interest Period for any Eurodollar Rate Loan or any Canadian Eurodollar Rate Loan, as applicable, in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

          C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or Revolving Loans
           --------
that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

          D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Borrower shall have the option (i) from and after the earlier to occur of (a) the date which is 90 days after the Closing Date and (b) the date on which Agent notifies Borrower that the primary syndication of the Commitments and the Loans has been completed, to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $5,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to the Base Rate or Canadian Base Rate to Loans bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate or Canadian Eurodollar Rate, as the case may be, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable; provided, however, that a Eurodollar Rate Loan or a Canadian
            --------  -------
Eurodollar Rate Loan may only be converted into a Base Rate Loan or a Canadian Base Rate Loan, as applicable, on the expiration date of an Interest Period applicable thereto.

          The applicable Borrower shall deliver a Notice of Conversion/Continuation to Agent, at least one Business Day in advance of the proposed conversion date (in the case of a conversion into a Base Rate Loan or a Canadian Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing provided that
                                                              --------
during the period commencing on and including the First Amendment Effective Date and ending on the earlier of (i) the three-month anniversary of the First Amendment Effective Date and (ii) the date on which Agent sends notice to Company indicating that Agent's primary syndication with respect to the Tranche B Term Loans and Working Capital Revolving Loans has been concluded, no Tranche B Term Loan or Working Capital Revolving Loan may be made or continued as or converted into a Eurodollar Rate Loan having an Interest Period of longer than one month. In lieu of delivering the above-described Notice of Conversion/Continuation, the applicable Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice
                                                    --------
shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

          Neither Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

          E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans or Canadian Base Rate Loans, as applicable. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

          F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan or, with respect to a Canadian Base Rate Loan being converted from a Canadian Eurodollar Rate Loan, the date of conversion of such Canadian Eurodollar Rate Loan to such Canadian Base Rate Loan, as the case may be, shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan or, with respect to a Canadian Base Rate Loan being converted to a Canadian Eurodollar Rate Loan, the date of conversion of such Canadian Base Rate Loan to such Canadian Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a
                                                             --------
Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          G. Canadian Interest Provisions. For purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent to is the rate so determined multiplied by the actual number of days
                                        ---------- --
in the calendar year in which the same is to be ascertained divided by 360.
                                                            ------- --

2.3  Fees.

          A. Commitment Fees. Company agrees to pay to Agent, for distribution to each Domestic Lender in proportion to that Domestic Lender's Pro Rata Share of the Working Capital Revolving Loan Commitments and the Acquisition Revolving Loan Commitments, as the case may be, commitment fees (i) for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Working Capital Revolving Loan Commitments over the Total Utilization of Working Capital Revolving Loan Commitments excluding any outstanding Swing Line Loans multiplied
                                                                      ----------
by the Commitment Fee Percentage, such commitment fees to be calculated on the
--
basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date and (ii) for the period from and including the Closing Date to and excluding the Acquisition Loan Conversion Date equal to the average of the daily excess of the Acquisition Revolving Loan Commitments over the aggregate principal amount of outstanding Acquisition Loans multiplied by the Commitment Fee Percentage, such commitment fees to be
---------- --
calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Acquisition Loan Conversion Date.

          B. Other Fees. Borrowers jointly and severally agree to pay to Agent such other fees in the amounts and at the times separately agreed upon between Borrowers and Agent.

2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments.

          A.  Scheduled Payments of Term Loans and Acquisition Loans.

          (i) Scheduled Payments of Term Loans. The applicable Borrower shall
              --------------------------------
          make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

       Date      Scheduled Repayment     Scheduled Repayment      Scheduled Repayment
                     of Domestic          of Sun Gro Canada       of Lakeland Canada
                     Term Loans              Term Loans               Term Loans

      9/30/99        $  750,000              $  375,000               $  125,000

      12/31/99          750,000                 375,000                  125,000

      6/30/00         1,500,000                 750,000                  250,000




      9/30/00         1,125,000                 562,500                  187,500

      12/31/00        1,125,000                 562,500                  187,500

      6/30/01         2,250,000               1,125,000                  375,000

      9/30/01         2,250,000               1,125,000                  375,000

      12/31/01        2,250,000               1,125,000                  375,000

      6/30/02         4,500,000               2,250,000                  750,000

      9/30/02         3,375,000               1,687,500                  562,500

      12/31/02        3,375,000               1,687,500                  562,500

      6/30/03         6,750,000               3,375,000                1,125,000

          ; provided that the scheduled installments of principal of the Term
            --------
          Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the applicable Term Loans in accordance with subsection 2.4B(iv); and provided, further that the
                                                   --------  -------
          Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than June 30, 2003, and the final installment payable by the applicable Borrower in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by such Borrower under this Agreement with respect to the Term Loans.

          (ii) Scheduled Payments of Acquisition Loans. The Company shall make
               ---------------------------------------
          principal payments on the Acquisition Loans in installments on the dates and in the amounts equal to the percentage set forth below of the aggregate principal amount of the Acquisition Loans outstanding on the Acquisition Loan Conversion Date:

                                            Scheduled Repayment of
                           Date                Acquisition Loans
                           ----             ----------------------

                         9/30/00                     2.50%

                         12/31/00                    2.50%

                         6/30/01                     5.00%

                         9/30/01                     3.75%

                         12/31/01                    3.75%

                         6/30/02                     7.50%

                         9/30/02                    18.75%

                         12/31/02                   18.75%

                                            Scheduled Repayment of
                           Date                Acquisition Loans
                           ----             ----------------------

                         6/30/03                    37.50%

          ; provided that the scheduled installments of principal of the
            --------
          Acquisition Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Acquisition Loans in accordance with subsection 2.4B(iv); and provided, further that the
                                                   --------  -------
          Acquisition Loans and all other amounts owed hereunder with respect to the Acquisition Loans shall be paid in full no later than June 30, 2003, and the final installment payable by Company in respect of the Acquisition Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Acquisition Loans.

          (iii) Scheduled Payments of Tranche B Term Loans. Company shall make
                ------------------------------------------
          principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:


                                            Scheduled Repayment of
                           Date              Tranche B Term Loans
                           ----             ----------------------

                          6/30/00                $          0

                          9/30/00                           0

                         12/31/00                           0

                          6/30/01                     333,333

                          9/30/01                     333,333

                         12/31/01                     333,334

                          6/30/02                     333,333

                          9/30/02                     333,333

                         12/31/02                     333,334

                          6/30/03                     333,333

                          9/30/03                     333,333

                         12/31/03                     333,334

                          6/30/04                  15,666,666

                          9/30/04                  15,666,666

                         12/31/04                  15,666,668

                          2/28/05                  50,000,000
                                                 ------------

                                                 $100,000,000

          ; provided that the scheduled installments of principal of the Tranche
            --------
          B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the applicable Tranche B Term Loans in accordance with subsection 2.4B(iv); and provided, further
                                                            --------  -------
          that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than February 28, 2005, and the final installment payable by the Company in respect of the Tranche B Term Loans on such date shall be in an amount if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.


          B.  Prepayments and Unscheduled Reductions in Revolving Loan
Commitments.

          (i) Voluntary Prepayments. Company may, upon written or telephonic notice to Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. The applicable Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans or Canadian Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, in each case given to Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to the applicable Lenders), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount provided, however, that a Eurodollar Rate Loan or a
                      --------  -------
          Canadian Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

          (ii) Voluntary Reductions of Revolving Loan Commitments. Company may,
               --------------------------------------------------
          upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty,
          (a) the Acquisition Revolving Loan Commitments in an amount up to the amount by which the Acquisition Revolving Loan Commitments exceed the aggregate outstanding Acquisition Loans at the time of such proposed termination or reduction; and (b) the Working Capital Revolving Loan Commitments in an amount up to the amount by which the Working Capital Revolving Loan Commitments exceed the Total Utilization of Working Capital Revolving Loan Commitments at the time of such proposed termination or reduction, provided that any such
                                                     --------
          partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

          (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan
                ----------------------------------------------------------------
          Commitments. The Loans shall be prepaid and/or the Revolving Loan
          -----------
          Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

              (a) Prepayments and Reductions From Net Asset Sale Proceeds. No
                  -------------------------------------------------------
          later than the earlier to occur of (X) the date at which the applicable Borrower or its Subsidiaries determines such Net Asset Sale Proceeds shall not be reinvested in property or assets used in the business of the Borrower or its Subsidiaries and (Y) the first Business Day which is nine months after the date of receipt by any Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, such Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided that
                                                                  --------
          so long as no Event of Default shall have occurred and be continuing, such Net Asset Sale Proceeds, to the extent reinvested in property or assets used in the business of the Borrower or its Subsidiaries within the nine-month period, are not required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments under this subsection 2.4A(iii)(a).

              (b) Prepayments and Reductions from Net Insurance/ Condemnation
                  -----------------------------------------------------------
          Proceeds. No later than the first Business Day following the date of
          --------
          receipt by Agent or by any Borrower or any of its Subsidiaries of any Net Insurance/ Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4, such Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

              (c) Prepayments and Reductions Due to Issuance of Debt Securities.
                  -------------------------------------------------------------
          On the date of receipt by Holdings or any of its Subsidiaries of the cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Debt Securities Proceeds") from the issuance of any debt Securities of Holdings or any of its Subsidiaries other than Indebtedness permitted under subsection 7.1 as in effect on the Closing Date, the Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Debt Securities Proceeds.

              (d) Prepayments and Reductions Due to issuance of Holdings Equity
                  -------------------------------------------------------------
          Securities. On the date of receipt by Holdings or any of its
          ----------
          Subsidiaries (other than the cash proceeds from the initial public offering of Holdings Common Stock or the exercise of any over-allotment option in connection with such initial public offering) of the cash proceeds (any such proceeds, net of underwriting discounts, commissions and other reasonable legal fees and expenses, being "Net Equity Securities Proceeds") from the issuance of any equity securities of Holdings or any of its Subsidiaries, the Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Net Equity Securities Proceeds.

              (e) Prepayments and Reductions from Consolidated Excess Cash Flow.
                  -------------------------------------------------------------
          In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year, the applicable Borrower shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

              (f) Prepayments Due to Reductions or Restrictions of Revolving
                  ----------------------------------------------------------
          Loan Commitments. Company shall from time to time prepay first the
          ----------------                                         -----
          Swing Line Loans and second the Working Capital Revolving Loans to the
                               ------
          extent necessary (1) so that the Total Utilization of Working Capital Revolving Loan Commitments shall not at any time exceed the Working Capital Revolving Loan Commitments then in effect and (2) to give effect to the limitations set forth in clause (b) of the second paragraph of subsection 2.1A(iv).

          (iv) Application of Prepayments and Unscheduled Reductions of
               --------------------------------------------------------
          Revolving Loan Commitments.
          --------------------------

               (a) Application of Voluntary Prepayments by Type of Loans and
                   ---------------------------------------------------------
          Order of Maturity. Any voluntary prepayments pursuant to subsection
          -----------------
          2.4B(i) shall be applied as specified by the Borrower in the applicable notice of prepayment; provided that in the event Company
                                           --------
          fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding
                                                    -----
          Swing Line Loans to the full extent thereof, second to repay
                                                       ------
          outstanding Working Capital Revolving Loans to the full extent thereof,
          third, prior to the Acquisition Loan Conversion Date, to repay
          -----
          outstanding Acquisition Loans to the full extent thereof, and fourth
                                                                        ------
          to repay outstanding Domestic Term Loans, the Canadian Term Loans, the Tranche B Term Loans and, after the Acquisition Loan Conversion Date, outstanding Acquisition Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Any voluntary prepayments of the Term Loans and, after the Acquisition Loan Conversion Date, the Acquisition Loans, pursuant to subsection 2.4(B)(i) (whether the application thereof is specified by Company or not) shall be applied to prepay the Domestic Term Loans, the Canadian Term Loans, the Tranche B Term Loans and, after the Acquisition Loan Conversion Date, the Acquisition Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Term Loans and Acquisition Loans set forth in subsection 2.4A(i), 2.4A(ii) and 2.4A(iii) in inverse order of maturity.

              (b) Application of Mandatory Prepayments by Type of Loans. Any
                  -----------------------------------------------------
          amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iii) shall be applied first
                                                                        -----
          (x) in the event of a prepayment pursuant to subsection 2.4B(iii)(a) or (b), to prepay (1) if the applicable Borrower is Company, the Domestic Term Loans, the Tranche B Term Loans and, after the Acquisition Loan Conversion Date, the Acquisition Loans on a pro rata basis to the full extent thereof and then to prepay the Canadian Term Loans to the full extent thereof, or (2) if the applicable Borrower is Sun Gro Canada, the Canadian Term Loans to the full extent thereof and then to prepay the Domestic Term Loans, the Tranche B Term Loans and, after the Acquisition Loan Conversion Date, the Acquisition Loans on a pro rata basis to the full extent thereof, and (y) in the event of a prepayment pursuant to subsection 2.4B(iii)(c), (d) or (e), to prepay the Domestic Term Loans, the Canadian Term Loans, the Tranche B Term Loans and, after the Acquisition Loan Conversion Date, the Acquisition Loans on a pro rata basis to the full extent thereof, second, prior to
                                                                ------
          the Acquisition Loan Conversion Date, to prepay the Acquisition Loans to the full extent thereof but without permanently reducing the Acquisition Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the
                      -----
          Applied Amount, to prepay the Swing Line Loans to the full extent thereof without permanently reducing the Swing Line Loan Commitments by the amount of such prepayment, and fourth, to the extent of any
                                                ------
          remaining portion of the Applied Amount, to prepay the Working Capital Revolving Loans to the full extent thereof but without permanently reducing the Working Capital Revolving Loan Commitments by the amount of such prepayment.

              (c) Application of Mandatory Prepayments of Term Loans by Order of
                  --------------------------------------------------------------
          Maturity. Any mandatory prepayments of the Term Loans and of the
          --------
          Acquisition Loans after the Acquisition Loan Conversion Date pursuant to subsection 2.4B(iii) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsections 2.4A(i) and 2.4A(iii) and of the Acquisition

          Loans set forth in subsection 2.4A(ii) in inverse order of maturity. In the case of any such mandatory prepayment of the Tranche B Term Loans with respect to which Company has given Agent written notification, prior to Agent's receipt of such mandatory prepayment, that Company has elected to give each Lender of Tranche B Term Loans the option to waive their rights to receive such prepayment (a "Waivable Mandatory Prepayment"), Agent shall, upon receipt of such Waivable Mandatory Prepayment, notify each Lender of Tranche B Term Loans of such receipt and of the amount of such Waivable Mandatory Prepayment to be applied to such Lender's Tranche B Term Loan and of the designation of such Waivable Mandatory Prepayment as such by Company, provided further that Company shall use its reasonable
                   -------- -------
          efforts to notify Tranche B Term Loan Lenders of such Waivable Mandatory Prepayment three Business Days prior to the payment to Agent of such Waivable Mandatory Prepayment (it being understood that Company shall have no liability for failing to so notify Tranche B Term Loan Lenders). In the event any Tranche B Term Loan Lender desires to waive such Lender's right to receive such Waivable Mandatory Prepayment, (A) such Lender shall so advise Agent in writing no later than the close of business on the date it receives such notice from Administrative Agent and (B) upon receipt of such written advice from such Lender, Agent shall apply 100% of the amount so waived by such Lender to prepay the Domestic Term Loans, the Canadian Term Loans and, after the Acquisition Loan Conversion Date, the Acquisition Loans on a pro rata basis to the full extent thereof.

              (d) Application of Prepayments to Base Rate Loans and Eurodollar
                  ------------------------------------------------------------
          Rate Loans. Considering Term Loans and Revolving Loans being prepaid
          ----------
          separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

          C.  General Provisions Regarding Payments.

          (i) Manner and Time of Payment. All payments by the applicable
              --------------------------
          Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York City time) on the date due at the Domestic Funding and Payment Office or 12:00 Noon (Toronto Time) on the date due at the Canadian Funding and Payment Office, as the case may be, for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day. Borrowers hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii) Application of Payments to Principal and Interest. Except as
               -------------------------------------------------
          provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest
                -------------------------
          payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans or Canadian Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as the case may be, Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) Payments on Business Days. Whenever any payment to be made
               -------------------------
          hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v) Notation of Payment. Each Lender agrees that before disposing of
              -------------------
          any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a
          --------
          notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

          D.  Application of Proceeds of Collateral and Payments Under
Guaranties.

          (i) Application of Proceeds of Collateral. Except as provided in
              -------------------------------------
          subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Agent, be held by Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Agent against, the applicable

          Secured Obligations (as defined in such Collateral Document) in the following order of priority:

              (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to indemnification under such Collateral Document and all advances made by Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

              (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

              (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii) Application of Payments Under Guaranties. All payments received
               ----------------------------------------
          by Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Agent in the following order of priority:

              (a) To the payment of the costs and expenses of any collection or other realization under such Guaranty, including reasonable compensation to Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

              (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

              (c) thereafter, to the extent of any excess such payments, to the payment to Holdings or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5  Use of Proceeds.

          A. Term Loans. The proceeds of any increase in the Term Loans, together with the proceeds of up to $19,000,000 in Acquisition Loans made on the Closing Date (or within 45 days thereafter), if any, and up to $51,200,000 in net proceeds from the public offering of Holdings Common Stock, will be used to
(i) prepay approximately $15,500,000 in mortgage debt, (ii) to redeem approximately $42,000,000 in principal amount of Subordinated Notes, and (iii) to the extent of any excess after the application of such proceeds in accordance with the foregoing clauses (i) and (ii), to prepay Working Capital Revolving Loans but without any related commitment reductions.

          B. Acquisition Loans. The proceeds of up to $19,000,000 in Acquisition Loans made on the Closing Date (or within 45 days thereafter) will be used for the purposes specified in subsection 2.5A. The proceeds of all other Acquisition Loans shall be utilized to finance the acquisition of companies and/or the assets of operations of companies, engaged in the nursery business, the peat or potting soil or mix business or businesses related thereto.

          C. Working Capital Revolving Loans; Swing Line Loans. The proceeds of the Working Capital Revolving Loans and any Swing Line Loans shall be applied by Company for working capital and general corporate purposes.

          D. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

          E. Tranche B Term Loan. The proceeds of the Tranche B Term Loan will be used (i) to finance the $93,000,000 cash purchase price of Lovell Farms Acquisition (as defined in the First Amendment), (ii) to pay fees and expenses related to the Lovell Farms Acquisition in an aggregate amount of approximately $4,200,000 and (iii) to fund working capital requirements of approximately $2,800,000.

2.6 Special Provisions Governing Eurodollar Rate Loans and Canadian Eurodollar Rate Loans.

          Notwithstanding any other provision of this Agreement to the contrary the following provisions shall govern with respect to Eurodollar Rate Loans and Canadian Eurodollar Rate Loans as to the matters covered:

          A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York time or Toronto time, as the case may be) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans or Canadian Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower and each Domestic Lender, each Tranche B Term Loan Lender or each Canadian Lender, as applicable.

          B. Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding on all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans or any Canadian Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar

Rate or Canadian Eurodollar Rate, as applicable, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the applicable Borrower and each Domestic Lender, each Tranche B Term Loan Lender or each Canadian Lender, as applicable, of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, until such time as Agent notifies such Borrower and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

          C. Illegality or Impracticability of Eurodollar Rate Loans and Canadian Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan or a Canadian Base Rate Loan, as applicable, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and
(d) the Affected Loans shall automatically convert into Base Rate Loans or Canadian Base Rate Loans, as applicable, on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, in accordance with the terms of this Agreement.

          D. Compensation For Breakage or Non-Commencement of Interest Periods. The applicable Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, and any loss, expense or liability sustained by that Lender in connection with the liquidation or reemployment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan or any Canadian Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan or any Canadian Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans when required by the terms of this Agreement.

          E. Booking of Eurodollar Rate Loans and Canadian Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans and Canadian Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

          F. Assumptions Concerning Funding of Eurodollar Rate Loans and Canadian Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans and Canadian Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate or pursuant to the definition of Canadian Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, as applicable, and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America or in Canada, as applicable; provided, however,
                                                          --------  -------
that each Lender may fund each of its Eurodollar Rate Loans and Canadian Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

          G. Eurodollar Rate Loans and Canadian Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, as applicable, after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7  Increased Costs; Taxes; Capital Adequacy.

          A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law);

              (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

              (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

              (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, each Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the applicable Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          B.  Withholding of Taxes.

          (i) Payments to Be Free and Clear. All sums payable by any Borrower
              -----------------------------
          under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or Canada or any political subdivision in or of the United States of America or Canada or any other jurisdiction from or to which a payment is made by or on behalf of any Borrower or by any federation or organization of which the United States of America or Canada or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If any Borrower or any other Person is
               -----------------------
          required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Borrower to Agent or any Lender under any of the Loan Documents:

              (a) such Borrower shall notify Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

              (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

              (c) the sum payable by such Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

              (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any
--------
Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii) Evidence of Exemption from Withholding Taxes.
                --------------------------------------------

              (a) (1) Each Domestic Lender or Tranche B Term Loan Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Domestic Lender or Tranche B Term Loan Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Domestic Lender or Tranche B Term Loan Lender (in the case of each other Domestic Lender or Tranche B Term Loan Lender ), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (X) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (Y) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (X) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

          (2) Each Canadian Lender that is organized under the laws of any jurisdiction other than Canada or any province thereof or is not resident in Canada agrees to deliver to Canadian Borrowers and Canadian Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Canadian Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Canadian Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Canadian Term Loans.

              (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters or Canadian income tax withholding matters pursuant to subsection 2.7B(iii)(a)

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

          hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall (1) promptly deliver to Agent for transmission to Company (X) in the case of any Domestic Lender or Tranche B Term Loan Lender , two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, or (Y) in the case of any Canadian Lender, such certificates, documents or other evidence as may be required from time to time under subsection 2.7B(iii)(a)(2), in each case properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States or Canadian (as applicable) federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

              (c) The applicable Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b) of this subsection 2.7B(iii); provided that if
                                                             --------
          such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve the applicable Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

          C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, Commitments or Letters of Credit or participations therein or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five

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

Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders and Issuing Lenders to Mitigate.

          Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such
                                                          --------
Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

Section 3.  LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
     Therein.

          A. Letters of Credit. In addition to Company requesting that Domestic Lenders make Working Capital Revolving Loans pursuant to subsection 2.1A(iv) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(v), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to the date which is 30 days prior to the Revolving Loan Commitment Termination Date, that one or more Domestic Lenders having a Working Capital Revolving Loan Commitment issue Letters of Credit for the account of Company for the purposes specified in the definition of Letters of Credit. Letters of Credit can be issued on a sight basis only.

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

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Domestic Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any
                        --------
Domestic Lender issue (and no Domestic Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Working Capital Revolving Loan Commitments would exceed the Working Capital Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $3,000,000;

          (iii) any Letter of Credit having an expiration date later than the earlier of (a) 10 Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately
                                             --------
          preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless such Issuing Lender elects not to extend for any such additional period; and provided, further that, unless Requisite Lenders otherwise
                      --------  -------
          consent, such Issuing Lender shall give notice that it will not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing; or

          (iv) any Letter of Credit denominated in a currency other than Dollars or Canadian Dollars.

          B.  Mechanics for Issuance.

          (i) Request for Issuance. Whenever Company desires the issuance of a
              --------------------
          Letter of Credit, it shall deliver to Agent a Request for Issuance of Letter of Credit substantially in the form of Exhibit III annexed
                                                        -----------
          hereto no later than 12:00 Noon (New York City time) at least three Business Days or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business
          Day), (b) the face amount of the Letter of Credit, (c) whether the Letter of Credit is requested to be denominated in Dollars or in Canadian Dollars, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable
                  --------
          discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

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

               Company shall notify the applicable Issuing Lender (and Agent, if Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit.

          (ii) Determination of Issuing Lender. Upon receipt by Agent of a
               -------------------------------
          Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall promptly so notify Company, and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly so notify Company, whereupon Company may request any other Domestic Lender to issue such Letter of Credit by delivering to such Domestic Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Domestic Lender so requested to issue such Letter of Credit shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Domestic Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Domestic Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Agent not to issue such Letter of Credit, Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Working Capital Revolving Loans and Swing Line Loans, may exceed Agent's Working Capital Revolving Loan Commitment then in effect; provided that Agent shall not be obligated to issue any Letter of
          --------
          Credit denominated in a foreign currency other than Canadian Dollars.

          (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in
                ----------------------------
          accordance with subsection 10.6) of the conditions set forth in subsection 4.4, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv) Notification to Lenders. Upon the issuance of any Letter of
               -----------------------
          Credit the applicable Issuing Lender shall promptly notify Agent and each other Domestic Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Agent is the Issuing Lender, together with such notice), Agent shall notify each Domestic Lender of the amount of such Domestic Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

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

          (v) Reports to Lenders. Within 15 days after the end of each calendar
              ------------------
          quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

          C. Domestic Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Domestic Lender having a Working Capital Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

          D. Existing Letters of Credit. Company and Domestic Lenders agree that any Letter of Credit issued by any Lender as a "Letter of Credit" (as defined in an Existing Credit Agreement) pursuant to such Existing Credit Agreement and outstanding as of the Closing Date (each such letter of credit being referred to herein as an "Existing Letter of Credit") shall for all purposes of this Agreement be deemed to have been issued as a Letter of Credit as of the Closing Date under and pursuant to the terms of this Agreement, and all fees payable under subsection 3.2 with respect to such Existing Letters of Credit shall accrue from and after the Closing Date.

3.2  Letter of Credit Fees.

          Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Letter of Credit, (a) an annual fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Agent for the account of Domestic Lenders, equal to the Applicable Eurodollar Rate Margin for Working Capital Revolving Loans multiplied by the daily amount available to be
                                  ----------
          drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

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

Promptly upon receipt by Agent of any amount described in clause (i)(b) of this subsection 3.2, Agent shall distribute to each Domestic Lender having a Working Capital Revolving Loan Commitment its Pro Rata Share of such amount.

3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

          A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

          B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse such Issuing Lender on the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in Canadian Dollars, shall be calculated in Dollar Equivalents) and in same day funds equal to the amount of such drawing; provided that, anything contained in
                                           --------
this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Working Capital Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Working Capital Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (calculated in Dollar Equivalents in the case of a drawing equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit denominated in Canadian Dollars) equal to the amount of such drawing and
(ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Domestic Lenders shall, on the Reimbursement Date, make Working Capital Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further that if for any
                                           --------  -------
reason proceeds of Working Capital Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Working Capital Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Domestic Lender from its obligation to make Working Capital Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Domestic Lender resulting from the failure of such Domestic Lender to make such Working Capital Revolving Loans under this subsection 3.3B.

          C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

          (i) Payment by Domestic Lenders. In the event that Company shall fail
              ---------------------------
          for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an

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

          amount (calculated in Dollar Equivalents in the case of a drawing equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit denominated in Canadian Dollars) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Domestic Lender having a Working Capital Revolving Loan Commitment of the unreimbursed amount of such drawing and of such other Domestic Lender's respective participation therein based on such Domestic Lender's Pro Rata Share. Each such Domestic Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, on the date of such notice by such Issuing Lender. In the event that any Domestic Lender fails to make available to such Issuing Lender on such business day the amount of such Domestic Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Domestic Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Domestic Lender to recover from any Issuing Lender any amounts made available by such Domestic Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Domestic Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii) Distribution to Lenders of Reimbursements Received From Company.
               ---------------------------------------------------------------
          In the event any Issuing Lender shall have been reimbursed by other Domestic Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Domestic Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Domestic Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Domestic Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Domestic Lender may request.

          D.  Interest on Amounts Paid Under Letters of Credit.

          (i) Payment of Interest by Company. Company agrees to pay to each
              ------------------------------
          Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Working Capital Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the

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

          Reimbursement Date, the rate then in effect under this Agreement with respect to Working Capital Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Working Capital Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii) Distribution of Interest Payments by Issuing Lender. Promptly
               ---------------------------------------------------
          upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Domestic Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Working Capital Revolving Loans pursuant to subsection 3.3B), the amount that such other Domestic Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Domestic Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Domestic Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Domestic Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Domestic Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Domestic Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Domestic Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Domestic Lender may request.

3.4  Obligations Absolute.

          The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Working Capital Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

          (i)  any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Domestic Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Domestic Lender or any other Person or, in the case of a Domestic Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  Indemnification; Nature of Issuing Lenders' Duties.

          A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

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

          B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  Increased Costs and Taxes Relating to Letters of Credit.

          Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Domestic Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Domestic Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Domestic Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Domestic Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Domestic Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Domestic Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Domestic Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Domestic Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Domestic Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans.

          The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

          A. Loan Party Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agent with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

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

          (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each Lender and Swing Line Lender and with appropriate insertions) and the other Loan Documents to be executed on the Closing Date, including without limitation the Master Assignment Agreement, substantially in the form of Exhibit XIV annexed hereto, executed by the Company and the
             -----------
          Acknowledgement and Consent, substantially in the form of Exhibit XIII
                                                                    ------------
          annexed hereto, executed by the Company and each of the other Loan Parties; and

          (vi) Such other documents as Agent may reasonably request.

          B. No Material Adverse Effect. Since December 31, 1997, no Material Adverse Effect (in the collective opinion of Agent and Syndication Agent) shall have occurred.

          C.  Existing Credit Agreements Payments and Assignments.

          (i) With respect to the Existing Credit Agreements, Company shall have paid to BTCC, as agent under the Existing Credit Agreements, for distribution to lenders and issuing lenders, as applicable, under the Existing Credit Agreements all unpaid accrued interest on all loans, all unpaid accrued commitment fees and all unpaid accrued fees on all Existing Letters of Credit, in each case through but excluding the Closing Date.

          (ii) On or before the Effective Date, each party a signatory thereto shall have executed and delivered the Master Assignment Agreement, substantially in the form of Exhibit XIV annexed hereto, and on the
                                       -----------
          Effective Date, each such lender, BTCC, Lenders and Agent shall have sold, purchased and/or assigned such loans and/or revolving loan commitments pursuant to the Master Assignment

          Agreement such that each Lender's Pro Rata Share of the Loans and/or Revolving Loan Commitments upon consummation of the closing shall be as set forth on Schedule 2.1 annexed hereto.
                          ------------

          D. Repayment of Certain Existing Indebtedness. On the Closing Date, Company and its Subsidiaries shall have repaid in full the Weyerhaeuser Deeds of Trust in the amount of approximately $15,500,000 and irrevocably called for redemption not less than 35% of the outstanding Subordinated Notes, and delivered to Agent all documents or instruments necessary to release all Liens securing such Indebtedness or other obligations of Company and its Subsidiaries thereunder.

          E.  Capitalization, Etc.

          (i) The organizational and ownership structure of Company and of Holdings (and their respective Subsidiaries) shall be as set forth in
          Schedule 5.1 annexed hereto and satisfactory to the Agent and the
          ------------
          Lenders for all respects. Agent shall have received copies and shall be satisfied with the form and substance of any and all employment contracts with senior management of Holdings and of Company;

          (ii) On or before the Closing Date, Holdings shall have provided evidence satisfactory to Agent regarding its payment to Company of the Net Equity Securities Proceeds (as defined in subsection 2.4B(iii)(d)) in an amount not less than $51,200,000;

          (iii) On the Closing Date, Company shall have delivered to Agent an Officers' Certificate regarding the consummation of the corporate restructuring as described in the recitals of this Agreement; and

          (iv) On the Closing Date, Company shall have delivered to Agent an Officers' Certificate demonstrating that after giving effect to the Loans made under this Agreement, Company's Consolidated Fixed Charge Coverage Ratio (as defined in the Subordinated Note Indenture) will be greater than 2.25 to 1.00.

          F. No Disruption of Financial and Capital Markets. There shall have been no material adverse change after May 8, 1998, to the syndication markets for credit facilities similar in nature to the credit facilities provided herein and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have an adverse effect on such syndication market, in each case as determined by Agent and Syndication Agent in their sole discretion.

          G. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Agent and Syndication Agent shall have received from Company and each applicable Subsidiary Guarantor:

          (i) Closing Date Mortgages. To the extent not received by BTCC under
              ----------------------
          the Existing Credit Agreements, fully executed and notarized Mortgages (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions,

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

          encumbering each Real Property Asset so identified in Schedule 5.5
                                                                ------------
          annexed hereto (each a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties"); and

          (ii) Opinions of Local Counsel. An opinion of counsel (which counsel
               -------------------------
          shall be reasonably satisfactory to Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent.

          H. Existing Mortgages; Endorsements; Etc. Agent and Syndication Agent shall have received from Company and each applicable Subsidiary Guarantor:

          (i) Existing Mortgages. Fully executed and notarized amendments to
              ------------------
          each existing mortgage delivered pursuant to the Existing Credit Agreements (each an "Existing Mortgage" and, collectively, the "Existing Mortgages") and fully executed and notarized amendments to each existing Pledge and Collateral Agreement, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset so identified in Schedule 5.5
                                                                ------------
          annexed hereto (each an "Existing Mortgaged Property" and, collectively, the "Existing Mortgaged Properties");

          (ii) Title Insurance. For Existing Mortgaged Properties located in the
               ---------------
          United States only, (a) CLTA 110.5 (or local state equivalents satisfactory to Agent and Syndication Agent) endorsements or unconditional marked pro forma commitments therefor along with such additional title endorsements, in form and substance satisfactory to Agent and Syndication Agent, as they may require (the "Endorsements"), insuring fee simple title to, or a valid leasehold interest in, each such Existing Mortgaged Property, as amended by the amendments, are vested in such Loan Party, and assuring Agent that the applicable Existing Mortgages, as amended, are valid and enforceable First Priority Mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby; and (b) evidence satisfactory to Agent that such Loan Party has (i) delivered to the title company all certificates and affidavits required by the title company in connection with the issuance of the Endorsements and (ii) paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company in connection with the issuance of the Endorsements and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the amendments to the Existing Mortgages in the appropriate real estate records; and

          (iii) Environmental Indemnity. If requested by Agent or Syndication
                -----------------------
          Agent, an environmental indemnity agreement, satisfactory in form and substance to Agent and its counsel, with respect to the indemnification of Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

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

          I. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1G or 4.1H or under any of the Existing Credit Agreements, Agent shall have received evidence satisfactory to it that Holdings, Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Agent, desirable in order to create in favor of Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i) Schedules to Collateral Documents. Delivery to Agent of accurate
              ---------------------------------
          and complete schedules to all of the applicable Collateral Documents.

          (ii) Stock Certificates and Instruments. Delivery to Agent of (a)
               ----------------------------------
          certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock pledged pursuant to the Holdings Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agent) evidencing any Collateral;

          (iii) Lien Searches and UCC Termination Statements. Delivery to Agent
                --------------------------------------------
          of (a) the results of a recent search, by a Person satisfactory to Agent, of all effective UCC or PPSA financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and
          (b) UCC or PPSA termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC or PPSA financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

          (iv) UCC Financing Statements and Fixture Filings. Delivery to Agent
               --------------------------------------------
          of UCC or PPSA financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v) PTO Cover Sheets, Etc. Delivery to Agent of all cover sheets or
              ---------------------
          other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

          J. Evidence of Insurance. Agent shall have received a certificate from Company's insurance broker satisfactory in form and substance to Agent outlining all material

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

insurance coverage maintained by Company, including without limitation directors and officers insurance coverages and all insurance required to be maintained pursuant to subsection 6.4. Agent on behalf of Lenders shall have been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

          K. Financial Statements. Agent and Syndication Agent shall have received on behalf of Lenders (a) audited financial statements of Company and its Subsidiaries for the fiscal years ended December 31, 1997, 1996 and 1995, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (b) unaudited financial statements of Company and its Subsidiaries for the fiscal periods most recently ended prior to the Closing Date (including without limitation monthly financial statements for any such period of less than three months), (c) a pro forma balance sheet as of the Closing Date for Company and its Subsidiaries, prepared in accordance with GAAP (except as otherwise noted therein) and giving effect to the transactions contemplated by this Agreement, and (d) projected financial statements (including balance sheets and statements of operations and cash flows) of Company and its Subsidiaries for the five-year period after the Closing Date prepared on a monthly basis through December 31, 1999, all of the foregoing to be (x) substantially consistent with any financial statements for the same periods delivered to the Agent prior to December 31, 1997, and in the case of any such financial statements for subsequent periods, substantially consistent with any projected financial results for such periods delivered to the Agent prior to such date and (y) otherwise in form and substance satisfactory to the Agent and Syndication Agent and the Lenders.

          L. Opinions of Borrower's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of Kirkland & Ellis, U.S. counsel for Borrowers, and of Canadian counsel for Borrowers, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VII annexed hereto and as to such other matters as Agent
              -----------
acting on behalf of Lenders may reasonably request.

          M. Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Closing Date, substantially in the form of Exhibit VIII annexed hereto and as to such other
                             ------------
matters as Agent acting on behalf of Lenders may reasonably request.

          N. Auditor's Letter. Agent shall have received an executed Auditor's Letter.

          O. Fees. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

          P. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same

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

extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

          Q. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

          R. Delivery of Price Waterhouse Year 2000 Questionaire. Company and Sun Gro Canada shall have completed the Price Waterhouse Year 2000 Questionaire in form and substance satisfactory to Agent and shall have delivered to Agent and Syndication Agent a copy of such questionaire.

4.2  Conditions to All Loans.

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

          A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent.

          B.  As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

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

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3  Conditions to Acquisition Loans.

          The obligations of Lenders to make the Acquisition Loans on each Funding Date are, in addition to the conditions precedent specified in subsections 4.1 and 4.2, subject to prior or concurrent satisfaction of the following conditions:

          Agent shall have received prior to that Funding Date an Officers' Certificate certifying that:

          (i) The contemplated acquisition shall neither be contested nor hostile nor opposed by the board of directors of the targeted company or business;

          (ii) After giving effect to such acquisition and Indebtedness incurred in connection therewith, Company is in pro forma compliance with its financial covenants as set forth on a Compliance Certificate attached to such Officers' Certificate; provided that for purposes of
                                         --------
          calculating the Consolidated Leverage Ratio, the aggregate earnings attributable to acquired businesses or companies whose financials are unreviewed and unaudited shall not exceed 20% of Consolidated EBITDA before giving effect to the acquisition;

          (iii) Upon consummation of such acquisition, Company will be in compliance with the provisions of subsections 6.9 and 6.10 with respect to any Subsidiary so acquired;

          (iv) In the event such acquisition or series of related acquisitions involves a total consideration in excess of $25,000,000, Company has obtained Agent's and Requisite Lenders' consents thereto and has delivered to Agent and Lenders such historical and pro forma projected financial statements (on a quarterly basis for the succeeding 12 months), sources and uses analysis, pro forma covenant calculations and such other due diligence information as was requested by Agent or Lenders; and

          (v) Company and its Subsidiaries will not incur or assume in connection with any such contemplated acquisition any material environmental or other material contingent liability.

4.4  Conditions to Letters of Credit.

          The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

          A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

          B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

          C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5.  BORROWERS' REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, each Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  Organization, Powers, Qualification, Good Standing, Business and
     Subsidiaries.

          A. Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

          B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

          C. Conduct of Business. Holdings and Company and their respective Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

          D.  Subsidiaries. All of the Subsidiaries of Company are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time
------------                         ------------
to time pursuant to the provisions of subsection 6.1(xvii). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto
                                                  ------------
(as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so
                                          ------------
supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed
                                                         ------------
hereto (as so supplemented) correctly sets forth the ownership interest of Holdings in Company and of Company in each of the Subsidiaries of Company identified therein.

5.2  Authorization of Borrowing, etc.

          A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

          B. No Conflict. The execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date.

          C. Governmental Consents. The execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for (i) filings which have been made, obtained, given or taken on or before the Closing Date or such later date as may be required by federal or state securities laws and (ii) such other registrations, consents, approvals, notices or other actions which have been made, obtained, given or taken on or before the Closing Date or such later date as may be required by the applicable governmental authority or regulatory body.

          D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          E.  Valid Issuance of Company Common Stock and Holdings Common Stock.

          (i) Company Common Stock. The Company Common Stock is duly and validly
              --------------------
          issued, fully paid and nonassessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of Company Common Stock has been registered or qualified under applicable federal and state securities laws or is exempt therefrom.

          (ii) Holdings Common Stock. All issued and outstanding shares of
               ---------------------
          Holdings Common Stock have been duly and validly issued, fully paid and nonassessable. Except as provided in the Stockholders Agreement, no stockholder of Holdings has or will have any preemptive rights to subscribe for any additional equity Securities of Holdings. Any issuance and sale of Holdings Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3  Financial Condition.

          Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1K. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of the Loan Parties has (and none of the Loan Parties will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the most recent financial statements delivered pursuant to subsection 6.1 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4  No Material Adverse Change; No Restricted Junior Payments.

          Since December 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5  Title to Properties; Liens.

          Holdings, Company and Company's Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1 in each case, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
Schedule 5.5 annexed hereto sets forth all of the Real Property Assets of
------------
Company and its Subsidiaries as of the Closing Date.

5.6  Litigation; Adverse Facts.

          There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Holdings, Company or any of Company's Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Borrower, threatened against or affecting Holdings, Company or any of Company's Subsidiaries or any property of Holdings, Company or any of Company's Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor Company nor any of Company's Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7  Payment of Taxes.

          Except to the extent permitted by subsection 6.4, all tax returns and reports of Holdings, Company and Company's Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Holdings, Company and Company's Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. None of the Borrowers knows of any proposed tax assessment against Holdings, Company or any of Company's Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such
                                                         --------
reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; Materially Adverse Agreements; Material
     Contracts.

          A. Neither Holdings nor Company nor any of Company's Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

          B. Neither Holdings nor Company nor any of Company's Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          C. All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9  Governmental Regulation.

          Neither Holdings nor Company nor any of Company's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10  Securities Activities.

          A. Neither Holdings nor Company nor any of Company's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

          B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of any Borrower only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between any Borrower and any Lender or any

Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11  Employee Benefit Plans.

          A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and the terms of each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

          B. No ERISA Event has occurred or is reasonably expected to occur which could result in any material liability to Company or any of its ERISA Affiliates.

          C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

          D. In accordance with the most recent actuarial valuation for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $250,000.

5.12  Certain Fees.

          No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13  Environmental Protection.

          (i) The operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply with all Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are being maintained in good standing, and Company and each of its Subsidiaries are in compliance with such Governmental Authorizations except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

          (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or
          (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable state laws, and, to the best of the Borrower's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of the Borrower, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

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

          (x) to the best knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect; and

          (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

          Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred with respect to the Loan Parties relating to any Environmental Laws or any Release of Hazardous Materials at any Facility or any other location which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

5.14  Employee Matters.

          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15  Solvency.

          Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by any Borrower on any date on which this representation is made, will be, Solvent.

5.16  Disclosure.

          No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17  Matters Relating to Collateral.

          A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1G-I and
(ii) the delivery to Agent of any Pledged

Collateral not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC or PPSA financing statements delivered to Agent for filing (but not yet filed) and the periodic filing of UCC or PPSA continuation statements in respect of UCC or PPSA financing statements filed by or on behalf of Agent.

          B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.17A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

          C. Absence of Third-Party Filings. Except such as may have been filed in favor of Agent as contemplated by subsection 5.17A and as set forth on
Schedule 7.2 annexed hereto, (i) no effective UCC or PPSA financing statement,
------------
fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

          D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          E. Information Regarding Collateral. All information supplied to Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.18  Year 2000 Compliance.

          On the basis of a comprehensive review and assessment of the systems and equipment of Company and its Subsidiaries, Company's management is of the view that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a Material Adverse Effect in the operations, business, properties or condition (financial or otherwise) of Company or its Subsidiaries. Company's management is of the view that Company has developed feasible contingency plans that adequately ensure uninterrupted and unimpaired business operation in the event of failure of its own systems or equipment due to the Year 2000 problem.

5.19  Water Availability.

          Sufficient water is available and is projected to be available, from verifiable surface and ground water sources sufficient to conduct operations as described in the most recent financial plan submitted by the Company to Agent.

Section 6.  BORROWERS' AFFIRMATIVE COVENANTS

          Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  Financial Statements and Other Reports.

          Each Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and Lenders:

          (i) Monthly Financials: as soon as available and in any event within
              ------------------
          30 days after the end of each month ending after the Closing Date, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

          (ii) Quarterly Financials: as soon as available and in any event
               --------------------
          within 45 days after the end of each Fiscal Quarter, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (iii) Year-End Financials: as soon as available and in any event
                -------------------
          within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries and of Canadian Borrowers and their Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements of Company and its Subsidiaries, (1) a report thereon of a nationally recognized independent accounting firm, which report shall be unqualified as to the scope of the audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (2) a letter from such accounting firm, substantially in the form of Exhibit X annexed hereto
                                                        ---------
          with such changes as are approved by Agent, acknowledging that Lenders will receive such consolidated financial statements in such report and will use such financial statements and report in their credit analyses of Company and its Subsidiaries;

          (iv) Officers' and Compliance Certificates: together with each
               -------------------------------------
          delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7 and calculating the Consolidated Leverage Ratio as of the last day such immediately preceding Fiscal Quarter for purposes of determining the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin;

          (v) Reconciliation Statements: if, as a result of any change in
              -------------------------
          accounting principles and policies from those in effect on the Closing date, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or
          (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii),
          (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for
          (y) the current Fiscal Year to the effective date of such change and
          (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification: together with each delivery of
               --------------------------
          consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason
                   --------
          of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision
          (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii) Accountants' Reports: promptly upon receipt thereof, copies of
                --------------------
          all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases: promptly upon their becoming
                 ------------------------------
          available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or Company to its security holders or by any Subsidiary of Company to its security holders other than Holdings or Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Holdings or Company or any of its Subsidiaries to the public concerning material developments in the business of Holdings or Company or any of its Subsidiaries;

          (ix) Events of Default, etc.: promptly upon any officer of Holdings or
               ----------------------
          any Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the

          Exchange Act, and (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

          (x) Litigation or Other Proceedings: (a) promptly upon any officer of
              -------------------------------
          any Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings, Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                     (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                     (2) seeks to enjoin or otherwise prevent the consummation
              of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

          written notice thereof together with such other information as may be reasonably available to any Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Holdings, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

          (xi) ERISA Events: promptly upon becoming aware of the occurrence of
               ------------
          or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) each
                -------------
          Schedule B (Actuarial Information) to the annual report (Form 5500
          ----------
          Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

          (xiii) Financial Plans: as soon as practicable and in any event no
                 ---------------
          later than 30 days after the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year (the "Financial Plan" for such Fiscal Year) and a consolidated and consolidating plan and financial forecast for each succeeding Fiscal Year through the term of this Agreement, including without limitation (a) a forecasted consolidated and consolidating balance sheet and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Years, together with a pro forma Compliance Certificate for
                                        --- -----
          such Fiscal Years and an explanation of the assumptions on which such forecasts are based, and (b) forecasted consolidated and consolidating statements of income, balance sheets and cash flows of Company and its Subsidiaries for each month of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

          (xiv) Insurance: as soon as practicable and in any event by the last
                ---------
          day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries including without limitation directors and officers insurance and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year and confirming the status of Agent as loss payee under all such insurance to the extent required by subsection 6.4;

          (xv) Environmental Audits and Reports: as soon as practicable
               --------------------------------
          following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim in either case which could reasonably be expected to result in a Material Adverse Effect;

          (xvi) Board of Directors: with reasonable promptness, written notice
                ------------------
          of any change in the Board of Directors of Company;

          (xvii) New Subsidiaries: promptly upon any Person becoming a
                 ----------------
          Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule
                                                                      --------
          5.1 annexed hereto with respect to all Subsidiaries of Company (it
          ---
          being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this
                     ------------
          Agreement);

          (xviii) Material Contracts: promptly, and in any event within 10
                  ------------------
          Business Days after any Material Contract of any Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

          (xix) UCC Search Report: As promptly as practicable after the date of
                -----------------
          delivery to Agent of any UCC (or PPSA) financing statement executed by any Loan Party pursuant to subsection 4.1I(iv), copies of completed UCC (or PPSA) searches evidencing the proper filing, recording and indexing of all such UCC (or PPSA) financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Agent by or on behalf of Company or such Loan Party; and

          (xx) Other Information: with reasonable promptness, such other
               -----------------
          information and data with respect to Company or any of its Subsidiaries (i) as from time to time may be reasonably requested by any Lender, including without limitation the amount of expenses incurred to date to address the Year 2000 problem, updates if Company materially changes its plan to address the Year 2000 problem or incurs a material amount of additional expenses addressing the Year 2000 problem, any third party assessment of Company's Year 2000 remediation efforts if such assessment contains information materially different from information previously provided to Agent and Lenders, and any year 2000 contingency plans and (ii) upon any officer of Company or its Subsidiaries obtaining knowledge of a material adverse change in the amount of water available and projected to be available to conduct sufficiently the operations as described in the Company's most recent Financial Plan, to deliver to Agent a notice with respect to such material adverse change.

6.2  Corporate Existence, etc.

          Except as permitted under subsection 7.7, Holdings will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3  Payment of Taxes and Claims; Tax Consolidation.

          A. Holdings will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

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

          B. Holdings will not and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  Maintenance of Properties; Insurance.

          Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of their respective material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Without limiting the generality of the foregoing, each Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Additional Flood Hazard Property (as defined in subsection 6.10A), in each case to the extent such Initial Flood Hazard Property or Additional Flood Hazard Property is located in a community that participates in the National Flood Insurance Program and (ii) public liability insurance, third party property damage insurance and replacement value insurance on the Collateral (other than growing crops) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance that insures against loss or damage with respect to any Collateral or against losses due to business interruption shall name Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and shall provide for at least 30 days (15 days in the event of non-payment of premium) prior written notice to Agent of any modification or cancellation of such policy.
Upon receipt by Agent of any insurance proceeds as loss payee (i) in respect of any such business interruption insurance, (a) Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, deliver such insurance proceeds to Company, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Agent shall, and each Borrower hereby authorizes Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b) and (ii) in respect of any such insurance against loss or damage with respect to any Collateral, (a) to the extent that any Borrower or any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace the assets of such Borrower or Subsidiary in respect of which such insurance proceeds were received, Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, (A) in the event the aggregate amount of such insurance proceeds in respect of any covered loss does not exceed $1,000,000, deliver such insurance proceeds to such Borrower, and such Borrower shall, or shall cause such Subsidiary to, use such insurance proceeds to effect such repair, restoration or replacement, and (B) in the event the aggregate amount of such insurance proceeds exceeds $1,000,000, hold such proceeds in a cash collateral account and so long as Company or any of its Subsidiaries proceeds to repair, restore or replace the assets of Company or such Subsidiary in respect of which such insurance proceeds were received, Agent shall from time to time disburse to Company or such Subsidiary amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Agent of invoices or other documentation reasonably satisfactory to Agent describing the amount of costs so incurred; provided
                                                                  --------
however that if in the reasonable good faith belief of Agent, Company or such
-------
Subsidiary is not proceeding diligently with the repair, restoration or replacement, Agent shall, and each Borrower hereby authorizes Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b) and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing or to the extent that neither Company nor any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace assets of Company or any of its Subsidiaries as described above, Agent shall, and each Borrower hereby authorizes Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b).

6.5  Inspection; Lender Meeting.

          Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion). Without in any way limiting the foregoing, Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

6.6  Compliance with Laws, etc.

          Holdings shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any time, a Material Adverse Effect.

6.7  Environmental Disclosure and Inspection.

          A. Each Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply in all material respects and cause
(i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws.

          B. Each Borrower agrees that Agent may, from time to time and in its reasonable discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and its Subsidiaries and, upon a reasonable belief that any Borrower has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws at any Facility or by any Borrower, to conduct its own reasonable investigation of such matter at any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries upon reasonable notice to Borrower to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Borrower and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company with the understanding that each Borrower acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to such Borrower's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

          C. Each Borrower shall promptly advise Lenders in writing and in reasonable detail of (i) any material Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any material Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by such Borrower or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) such Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether such Borrower or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

          D. Each Borrower shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to material additional obligations or requirements under Environmental Laws.

          E. Each Borrower shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8  Company's Remedial Action Regarding Hazardous Materials.

          Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply in all material respects with all applicable Environmental Laws and Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

6.9  Execution of Guaranties and Collateral Documents by Future Subsidiaries.

          A. Execution of Domestic Subsidiary Guaranty and Collateral Documents. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and cause such Subsidiary to execute and deliver to Agent a counterpart of the Domestic Subsidiary Guaranty and a Domestic Subsidiary Pledge Agreement, a Domestic Subsidiary Security Agreement, a Domestic Subsidiary Trademark Security Agreement (if required by Agent), a Domestic Subsidiary Patent Security Agreement (if required by Agent) and (if applicable) Additional Mortgages and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Agent, for the benefit of Lenders, a first-priority security interest in all of the shares of capital stock of such Subsidiary and all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents.

          B. Execution of Canadian Subsidiary Guaranty and Collateral Documents. In the event that any Person becomes a Canadian Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and cause such Subsidiary to execute and deliver to Agent a counterpart of the Canadian Subsidiary Guaranty and a Canadian Subsidiary Pledge Agreement, a Canadian Subsidiary Security Agreement, a Canadian Subsidiary Trademark Security Agreement, a Canadian Subsidiary Patent Security Agreement and (if applicable) Additional Mortgages and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Agent, for the benefit of Lenders, a first-priority security interest in all (if such Canadian Subsidiary is owned by a Canadian Subsidiary) or not less than two-thirds (if such Canadian Subsidiary is owned by a Domestic Subsidiary) of the shares of capital stock of such Subsidiary and all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents. After the Closing Date, any Canadian

Subsidiary acquired by Company shall be a direct Subsidiary of Company or a Domestic Subsidiary and the Canadian Subsidiary Guaranty and the Canadian Collateral Documents executed by any such acquired Subsidiary shall be revised in such respects as are deemed reasonably necessary or appropriate by Agent, or such acquired Subsidiary shall take such other actions as may be reasonably requested by Agent, to provide the maximum benefits under such Loan Documents to the Lenders taking into account any applicable financial assistance laws in effect in Canada or any applicable province thereof.

          C. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Agent, together with the applicable Guaranty and such Collateral Documents, (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing such Guaranty and the Collateral Documents to which such Subsidiary is a party and
(b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of such Guaranty and such Collateral Documents are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to
(a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Guaranty and such Collateral Documents, (c) the enforceability of such Guaranty and such Collateral Documents against such Subsidiary, and (d) such other matters as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

6.10  Additional Mortgages.

          A. From and after the Closing Date, in the event that (i) any Borrower or any of its Subsidiaries acquires any Fee Property or any Material Leasehold (each a "Covered Real Property Asset") or (ii) at the time any Person becomes a Subsidiary of any Borrower, such Person owns or holds any Covered Real Property Asset, such Borrower or such Subsidiary shall, as soon as practicable after the acquisition of such Covered Real Property Asset or such Person's becoming a Subsidiary of any Borrower, as the case may be, deliver (a) fully executed counterparts of Mortgages (each an "Additional Mortgage" and collectively, the "Additional Mortgages") encumbering such Covered Real Property Asset, together with evidence that counterparts of such Additional Mortgages have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to effectively create a valid and enforceable first priority lien (or such other priority lien as may be specified in the applicable Additional Mortgage), subject to Permitted Encumbrances, on such Covered Real Property Asset in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (b) a title report obtained by Company in respect of any such Covered Real Property Asset located in the United States (a "U.S. Covered Real Property Asset"); (c) with respect to U.S. Covered Real Property Assets only, if required by Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in the state in which such U.S. Covered Real Property Asset is located with respect to the enforceability of the form of Additional

Mortgage recorded in such state and such other matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent; (d) in the case of each such Covered Real Property Asset consisting of a Material Leasehold, Borrower or its Subsidiary shall use reasonable best efforts to obtain such estoppel letters from the landlord on such Material Leasehold as may be reasonably requested by Agent, in form and substance reasonably satisfactory to Agent; (e) unless waived by Agent, in the case of each such Covered Real Property Asset consisting of a Fee Property or a Material Leasehold, environmental audits prepared by professional consultants mutually acceptable to Company and Agent, in form, scope and substance satisfactory to Agent in its reasonable discretion; (f) with respect to U.S. Covered Real Property Assets only, if required by Agent, in the case of each such U.S. Covered Real Property Asset consisting of a Fee Property or a Material Leasehold, a Title Policy; (g) with respect to U.S. Covered Real Property Assets only, evidence, which may be in the form of a letter from an insurance broker, a municipal engineer, title company or national flood certification form, as to whether (1) such U.S. Covered Real Property Asset (an "Additional Flood Hazard Property") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the community in which such U.S. Covered Real Property Asset (if it is an Additional Flood Hazard Property) is located is participating in the National Flood Insurance Program; and (h) if such U.S. Covered Real Property Asset is an Additional Flood Hazard Property, Company's written acknowledgement of receipt of written notification from Agent (1) as to the existence of such Additional Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program.

          B. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent, upon reasonable notice, to visit and inspect any Covered Real Property Asset for the purpose of obtaining an appraisal of value, conducted by consultants retained by Agent in compliance with all applicable banking regulations, with respect to such Covered Real Property Asset.

          C. To the extent that Company is unable to comply with the preceding subsections 6.10A and 6.10B as of the First Amendment Effective Date with respect to the Lovell Farms Acquisition and the Agent has agreed to defer such compliance, (the "Deferred Real Property Collateral"), then Company hereby agrees that within 45 days of the First Amendment Effective Date Company will have complied with all of the requirements of subsections 6.10A and 6.10B with respect to such Deferred Real Property Collateral. In addition, Company hereby agrees that within 45 days of the First Amendment Effective Date, Company and each applicable Subsidiary Guarantor will have executed and delivered all such amendments, modifications and supplements to the existing Mortgages, and all such confirmations of, or amendments, modifications and supplements to, any landlord consents or estoppel certificates with respect to existing Mortgages on Material Leaseholds, as are necessary or appropriate in the opinion of the Agent to reflect the transactions contemplated by the First Amendment.

6.11 Supplemental Actions Relating to Closing Date Mortgages; Closing Date Mortgage Policies; Etc.

          A. Title Insurance. Within 30 days after the Closing Date, Company shall have delivered to Agent (a) ALTA mortgagee title insurance policies or unconditional marked pro forma commitments therefor (the "Closing Date Mortgage Policies") issued by the title company with respect to each Closing Date Mortgaged Properties so identified in Schedule 5.5 annexed hereto, in amounts
                                      ------------
not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Agent and (2) shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent; and (b) evidence satisfactory to Agent that such Loan Party has (i) delivered to the title company all certificates and affidavits required by the title company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records.

          B. Environmental Indemnity. If requested by Agent or Syndication Agent, Company shall deliver an environmental indemnity agreement within 30 days after the Closing Date, satisfactory in form and substance to Agent and Syndication Agent and their counsel, with respect to the indemnification of Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity with respect to any Closing Date Mortgage.

          C. Matters Relating to Flood hazard Properties. Within 30 days after the Closing Date, Company and each applicable Subsidiary Guarantor shall deliver to Agent (a) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Agent
(1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

6.12  Supplemental Actions Relating to Existing Mortgages; Etc.

          A. Title Opinions of Canadian Counsel. Within 30 days after the Closing Date, in each Canadian jurisdiction in which an Existing Mortgaged Property is located, Company shall deliver to Agent an opinion of Canadian counsel (which counsel shall be reasonably satisfactory to Agent) insuring fee simple title to, or a valid leasehold interest in, each such Existing Mortgaged Property located in Canada, as amended by the amendments, are vested in such Loan Party, and assuring Agent that the applicable Existing Mortgages, as amended, are valid and enforceable First Priority Mortgage Liens on the respective Existing Mortgaged Properties encumbered thereby, and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent.

          B. Landlord Consents. Within 30 days after the Closing Date, with respect to each Material Leasehold, Company shall deliver to Agent the consent of each landlord to the amendment of the Existing Mortgages; provided that, with
                                                             -------- ----
respect to each Material Leasehold, Company shall use its best efforts to deliver any landlord consents within the 30-day period described above and if, after using best efforts, Company is unable to deliver all of the necessary consents, at the request of Agent, Company shall use its best efforts to deliver the necessary consents, for such Material Leaseholds as Agent shall designate, within 30 days (or such longer period as Agent may determine from time to time) after the expiration of the 30-day period described above.

          C. Water Rights Legal Opinion. Within 30 days after the Closing Date, Company shall deliver to Agent originally executed copies of a legal opinion which states that, after the corporate restructuring contemplated in the recitals to this Agreement, the surviving entities will continue to review the benefits of existing federal subsidies of water rights currently received in connection with certain real property located in Washington County, Oregon (which property is more commonly known as the Blooming Farm Property).

6.13  Assignability and Recording of Lease Agreements.

          From and after the Closing Date, in the event that any Borrower or any of its Subsidiaries enters into any lease that is a Material Leasehold, such Borrower shall, or shall cause such Subsidiary to, (i) obtain lease terms permitting (or not expressly prohibiting) the encumbrancing of such Material Leasehold pursuant to an Additional Mortgage and the assignment of such Material Leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Agent or any Lender to the extent Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Additional Mortgage and (ii) cause a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to Agent, to be recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to enable an Additional Mortgage encumbering such Material Leasehold to effectively create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Material Leasehold in favor of Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders.

Section 7.  BORROWERS' NEGATIVE COVENANTS

          Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrowers may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that
                                                                --------
          such Capital Leases are permitted under the terms of subsection 7.9;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be
                   --------
          evidenced by promissory notes that are pledged to Agent pursuant to the terms of the applicable Collateral Document, (b) all such intercompany Indebtedness owed by any Borrower to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of any Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of
                                            --- -----
          any intercompany Indebtedness owed by such Subsidiary to such Borrower or to any of its Subsidiaries for whose benefit such payment is made; provided, further, that no such intercompany Indebtedness shall be
          --------  -------
          owing at any time from all Canadian Subsidiaries to Company or any Domestic Subsidiary other than the existing intercompany Indebtedness described in Schedule 7.1 annexed hereto;

          (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;
                                                    ------------

          (vi) Company may become and remain liable with respect to Indebtedness evidenced by the Subordinated Notes;

          (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness acquired or assumed in connection with an acquisition permitted under subsection 7.7(v) in an aggregate amount not to exceed $5,000,000 for all such assumed or acquired Indebtedness at any time outstanding; provided that such Indebtedness was not
                                   --------
          incurred in connection with such acquisition; and

          (viii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

7.2  Liens and Related Matters.

          A. Prohibition on Liens. Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under the Personal Property Security Act of any province in Canada or under any similar recording or notice statute, except:

          (i) Permitted Encumbrances;

          (ii) Liens granted pursuant to the Collateral Documents;

          (iii) Liens described in Schedule 7.2 annexed hereto;
                                   ------------

          (iv) Liens securing Indebtedness permitted under subsection 7.1(vii) which Liens existed prior to the time such acquisition was made; provided that such Liens were not incurred in connection with, or in
          --------
          contemplation of, such acquisition and such Liens extend to or cover only the property and assets covered by such Liens prior to such acquisition; and

          (v) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

          B. Equitable Lien in Favor of Lenders. If any Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

          C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of the Borrowers or any of their respective Subsidiaries shall enter into any agreement (other than the Subordinated Note Indenture) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

          D. No Restrictions on Subsidiary Distributions to Borrowers or Other Subsidiaries. Except as provided herein, each Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Borrower or any other Subsidiary of such Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to such Borrower or any other Subsidiary of such Borrower, (iii) make loans or advances to such Borrower or any other Subsidiary of such Borrower, or (iv) transfer any of its property or assets to such Borrower or any other Subsidiary of such Borrower.

7.3  Investments; Joint Ventures.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

          (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

          (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (v) Company and its Subsidiaries may make acquisitions to the extent permitted under 7.7(v);

          (vi) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto; and
                                         ------------

          (vii) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $5,000,000.

7.4  Contingent Obligations.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their respective Guaranties;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (iv) Company may become and remain liable with respect to Contingent Obligations arising under Interest Rate Agreements;

          (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1;

          (vi) Company may become and remain liable with respect to Contingent Obligations under Currency Agreements pursuant to which Company obtains foreign currency from another Person (the "Counterparty") in exchange for Dollars; provided that (a) the aggregate notional amount
                                --------
          for all such Currency Agreements outstanding at any one time shall not exceed the equivalent of $20,000,000, (b) the aggregate amount of foreign currency required to be delivered on any one day by one or more Counterparties under all such Currency Agreements outstanding at any one time shall not exceed the equivalent of $5,000,000; (c) the tenor of any such Currency Agreement shall not exceed twenty-four (24) months, and (d) the expiration date of any such Currency Agreement under which any Lender or any Lender or any of its Affiliates is the counterparty shall not be later than the date of termination of the Working Capital Revolving Loan Commitments;

          (vii) Company's Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of guaranties under the Subordinated Note Indenture; and

          (viii) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum
                                                   --------
          aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $2,500,000.

7.5  Restricted Junior Payments.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make payments of
                               --------
regularly scheduled interest in respect of the Subordinated Note Indenture in accordance with the terms of and to the extent required by (and subject to the subordination provisions contained in) the Subordinated Note Indenture, and (ii) Company may redeem or prepay the Subordinated Notes in an aggregate principal amount not exceeding $42,000,000 and may pay a redemption premium not exceeding 109.2% of the principal amount thereof plus accrued and unpaid interest thereon; and provided, further that, so
    --------  -------
long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (X) in an aggregate principal amount not to exceed $500,000 in any Fiscal Year in order to permit Holdings to pay customary and usual general administrative costs and expenses, (Y) in an aggregate principal amount not to exceed in the aggregate $1,000,000 in any Fiscal Year or $3,000,000 during the term of this Agreement in order to permit Holdings to purchase Holdings Common Stock from management officers and employees of Company and its Subsidiaries in accordance with the terms of any subscription or employment agreements or other stock option, stock incentive, purchase, retirement, savings or similar plans, and (Z) in an amount necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries.

7.6  Financial Covenants.

          A. Minimum Interest Coverage Ratio. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense (which ratio shall be calculated on a pro forma basis as if the Transactions had occurred on the first day of such period) for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


                                                   Minimum Interest
                   Period                           Coverage Ratio
          ------------------------                 ----------------
          3rd Fiscal Quarter, 1998                    2.50:1.00
          4th Fiscal Quarter, 1998                    2.50:1.00

          1st Fiscal Quarter, 1999                    2.50:1.00
          2nd Fiscal Quarter, 1999                    2.50:1.00
          3rd Fiscal Quarter, 1999                    2.50:1.00
          4th Fiscal Quarter, 1999                    2.50:1.00

          1st Fiscal Quarter, 2000                    2.25:1.00
          2nd Fiscal Quarter, 2000                    2.25:1.00
          3rd Fiscal Quarter, 2000                    2.25:1.00
          4th Fiscal Quarter, 2000                    2.25:1.00

          1st Fiscal Quarter, 2001                    2.25:1.00
          2nd Fiscal Quarter, 2001                    2.40:1.00
          3rd Fiscal Quarter, 2001                    2.40:1.00
          4th Fiscal Quarter, 2001                    2.50:1.00

          1st Fiscal Quarter, 2002                    2.50:1.00
          2nd Fiscal Quarter, 2002                    2.75:1.00
          3rd Fiscal Quarter, 2002                    2.75:1.00
          4th Fiscal Quarter, 2002                    3.00:1.00

          1st Fiscal Quarter, 2003                    3.00:1.00
          2nd Fiscal Quarter, 2003                    3.25:1.00
          3rd Fiscal Quarter, 2003                    3.25:1.00
          4th Fiscal Quarter, 2003                    3.50:1.00

          1st Fiscal Quarter, 2004                    3.50:1.00
          2nd Fiscal Quarter, 2004                    3.50:1.00
          3rd Fiscal Quarter, 2004                    3.50:1.00
          4th Fiscal Quarter, 2004 and thereafter     3.50:1.00


          B. Maximum Consolidated Leverage Ratio. Company shall not permit its Consolidated Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                                                 Maximum Consolidated
                   Period                           Leverage Ratio
          ------------------------               --------------------

          3rd Fiscal Quarter, 1998                    4.00:1.00
          4th Fiscal Quarter, 1998                    4.00:1.00

          1st Fiscal Quarter, 1999                    4.00:1.00
          2nd Fiscal Quarter, 1999                    3.90:1.00
          3rd Fiscal Quarter, 1999                    3.80:1.00
          4th Fiscal Quarter, 1999                    4.00:1.00

          1st Fiscal Quarter, 2000                    4.80:1.00
          2nd Fiscal Quarter, 2000                    4.75:1.00
          3rd Fiscal Quarter, 2000                    4.75:1.00
          4th Fiscal Quarter, 2000                    4.75:1.00

          1st Fiscal Quarter, 2001                    4.50:1.00
          2nd Fiscal Quarter, 2001                    4.25:1.00
          3rd Fiscal Quarter, 2001                    4.25:1.00
          4th Fiscal Quarter, 2001                    4.00:1.00

          1st Fiscal Quarter, 2002                    4.00:1.00
          2nd Fiscal Quarter, 2002                    3.75:1.00
          3rd Fiscal Quarter, 2002                    3.50:1.00
          4th Fiscal Quarter, 2002                    3.25:1.00

          1st Fiscal Quarter, 2003                    3.25:1.00
          2nd Fiscal Quarter, 2003                    3.00:1.00
          3rd Fiscal Quarter, 2003                    3.00:1.00
          4th Fiscal Quarter, 2003                    3.00:1.00

          1st Fiscal Quarter, 2004                    2.75:1.00
          2nd Fiscal Quarter, 2004                    2.75:1.00
          3rd Fiscal Quarter, 2004                    2.75:1.00
          4th Fiscal Quarter, 2004 and thereafter     2.75:1.00


          C. Minimum Consolidated Net Worth. Company shall not permit Consolidated Net Worth at any time during any of the periods set forth below to be less than the correlative amount indicated:

                                                         Minimum
                                                     Consolidated Net
                   Period                                 Worth
          --------------------------------------     ----------------

          One day after the Closing Date through       $ 62,000,000
          3rd Fiscal Quarter, 1998

          3rd Fiscal Quarter, 1998 through             $ 59,000,000
          4th Fiscal Quarter, 1998

          4th Fiscal Quarter, 1998 through             $ 57,000,000
          1st Fiscal Quarter, 1999

          1st Fiscal Quarter, 1999 through             $ 66,000,000
          2nd Fiscal Quarter, 1999

          2nd Fiscal Quarter, 1999 through             $ 66,000,000
          3rd Fiscal Quarter, 1999

          3rd Fiscal Quarter, 1999 through             $ 66,000,000
          4th Fiscal Quarter, 1999

          4th Fiscal Quarter, 1999 through             $ 66,000,000
          1st Fiscal Quarter, 2000

          1st Fiscal Quarter, 2000                     $ 66,000,000

          2nd Fiscal Quarter, 2000                     $ 75,000,000

          3rd Fiscal Quarter, 2000                     $ 75,000,000

          4th Fiscal Quarter, 2000                     $ 75,000,000


          1st Fiscal Quarter, 2001                     $ 75,000,000

          2nd Fiscal Quarter, 2001                     $ 90,000,000

          3rd Fiscal Quarter, 2001                     $ 90,000,000

          4th Fiscal Quarter, 2001                     $ 90,000,000


          1st Fiscal Quarter, 2002                     $ 90,000,000

                                                         Minimum
                                                     Consolidated Net
                   Period                                 Worth
          --------------------------------------     ----------------

          2nd Fiscal Quarter, 2002                     $115,000,000

          3rd Fiscal Quarter, 2002                     $115,000,000

          4th Fiscal Quarter, 2002                     $115,000,000


          1st Fiscal Quarter, 2003                     $115,000,000

          2nd Fiscal Quarter, 2003                     $135,000,000

          3rd Fiscal Quarter, 2003                     $135,000,000

          4th Fiscal Quarter, 2003                     $135,000,000


          1st Fiscal Quarter, 2004 and thereafter      $135,000,000


7.7  Restriction on Fundamental Changes; Asset Sales and Acquisitions.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company;

          (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8; and Company and its Subsidiaries may engage in sale/leaseback transactions permitted under subsection 7.10;

          (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided
                                                                     --------
          that the consideration

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          received for such assets shall be in an amount at least equal to the fair market value thereof (as reasonably determined by the Board of Directors of Company);

          (iv) subject to subsection 7.13, Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $1,000,000; provided that (x) the consideration received for such
                      --------
          assets shall be in an amount at least equal to the fair market value thereof (as reasonably determined by the Board of Directors of Company); (y) the sole consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a); and Company and its Subsidiaries may make transfers of any of their properties or assets to another Person in transactions in which the Company or its Subsidiaries receive in exchange therefor like properties or assets that will be used in the business of the Company or its Subsidiaries; provided that (i) the
                                                       --------
          aggregate fair market value (as determined in good faith by the Board of Directors of Company) of the property or assets being transferred by Company or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of Company), of the like property or assets received by Company or such Subsidiary in such exchange and (ii) such aggregate fair market value of all property or assets transferred by Company and any of its Subsidiaries in connection with such exchanges shall not exceed $5,000,000; and

          (v) Company and its Subsidiaries may acquire the business, property or fixed assets of, or all of the stock or other evidence of beneficial ownership of any Person engaged in the nursery business, the peat or potting soil or mix business or businesses reasonably related thereto; provided that (a) the contemplated acquisition is neither contested
          --------
          nor hostile nor opposed by the board of directors of the targeted company or business; (b) no Event of Default or Potential Event of Default has occurred and is then continuing; (c) after giving effect (including, without limitation, any limitation on any assumed or acquired Indebtedness) to such acquisition and Indebtedness incurred in connection therewith, Company is in pro forma compliance with its financial covenants; provided that for purposes of calculating the
                               --------
          Consolidated Leverage Ratio, the aggregate earnings attributable to acquired businesses or companies whose financials are unreviewed and unaudited shall not exceed 20% of Consolidated EBITDA before giving effect to the consolidation with such acquired businesses or companies and that Company delivers to Agent and Lenders prior to the consummation of such acquisition a Compliance Certificate demonstrating such pro forma covenant compliance; provided, further,
                                                            --------  -------
          that Company shall be deemed to be in pro forma covenant compliance with respect to the Consolidated Leverage Ratio with regard to its acquisition of Willow Creek Greenhouses Inc.; (d) the provisions of subsections 6.9 and 6.10 of this Agreement are complied with with respect to any Subsidiary so acquired; (e) Company obtains Agent's and Requisite Lenders' consents to any acquisition or series of related acquisitions in excess of $25,000,000 and, to the extent such consent is required, shall have delivered to Agent and Lenders, on a timely basis prior to the consummation of such acquisition, such historical and pro forma projected financial statements (which projected financial statements shall be prepared on a quarterly basis for the

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          succeeding twelve-month period and on an annual basis for the period commencing after such twelve-month period and concluding on the date of the final maturity of the Loans), sources and uses analysis, pro forma covenant calculations and such other due diligence information as may be reasonably requested by Agent or Lenders. Subject to completion of such due diligence to the reasonable satisfaction of Agent and Requisite Lenders, Agent and Requisite Lenders hereby agree to approve or disapprove acquisitions as soon as reasonably practicable but in any event within ten Business Days of receipt of such information; and (f) Company and its Subsidiaries will not incur or assume in connection with any such contemplated acquisition any material environmental or other material contingent liability.

7.8  Consolidated Capital Expenditures.

          Each Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any period indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such period;

provided that the Maximum Consolidated Capital Expenditures Amount for any
--------
period shall be increased by an amount equal to the excess (the "Carry Forward Amount"), if any, (provided however, that in no event shall the Carry Forward
                   --------
Amount exceed 10% of the Maximum Consolidated Capital Expenditures Amount for such previous period) of the Maximum Consolidated Capital Expenditures Amount for the previous period over the actual amount of Consolidated Capital Expenditures for such previous period:

                                                          Maximum
                                                   Consolidated Capital
                   Period                               Expenditures
          -------------------------------------    --------------------

          Fiscal Year, 1998                             $19,000,000

          Fiscal Year, 1999                             $29,100,000

          Fiscal Year, 2000                             $39,200,000

          Fiscal Year, 2001                             $34,700,000

          Fiscal Year, 2002                             $28,700,000

          Fiscal Year, 2003                             $27,600,000

          Fiscal Year, 2004                             $26,800,000

          First Fiscal Quarter, 2005                    $ 6,700,000

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

; provided, however, that the Maximum Consolidated Capital Expenditures Amount
  --------  -------
set forth above for any period shall be increased by an amount (the "Incremental Acquisition Capital Expenditure Amount") equal to 5% of the revenues attributable to permitted acquisitions made pursuant to subsection 7.7(v) for the consecutive twelve-month period immediately preceding the date of such acquisition; provided further that with respect to the Fiscal Year in which such
             -------- -------
acquisition is made, the Incremental Acquisition Capital Expenditure Amount shall be pro-rated for the remaining portion of such Fiscal Year.

7.9  Restriction on Leases.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, (i) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between or among Company and its wholly-owned Subsidiaries), or (ii) cause or permit the liability of such Borrower or Subsidiary under or in respect of such lease to increase by any material amount, in each case unless, immediately after giving effect to such incurrence of or increase in liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current or any future period of 12 consecutive calendar months shall not exceed $10,000,000.

7.10  Sales and Lease-Backs.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may
                            --------
become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

7.11  Sale or Discount of Receivables.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12  Transactions with Shareholders and Affiliates.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case

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

may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not
                            --------
apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.13  Disposal of Subsidiary Stock.

          Except pursuant to the Collateral Documents and except for any sale of all of the capital stock or other equity Securities of any of its Subsidiaries owned by any Borrower and its Subsidiaries in compliance with the provisions of subsection 7.7(iv), each Borrower shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14  Conduct of Business.

          From and after the Closing Date, each Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Borrower and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders. Holdings shall not engage in any business other than owning the capital stock of Company and its Subsidiaries and entering into and performing its obligations under and in accordance with the Loan Documents to which it is a party. Holdings shall not directly engage in any business or activities other than those activities necessary to discharge its obligations as a holding company for Company.

7.15  Amendments of Certain Documents; Designation of Designated Senior Debt.

          A. Each Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or any agreement related thereto or any guaranty entered into by any Loan Party in connection with any Subordinated Indebtedness (collectively, the "Restricted Agreements"), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness or any such Restricted Agreement, change any dates upon which payments of principal or interest are due thereon, change any of the covenants with respect thereto in a manner which is more restrictive to Company or any of its Subsidiaries, change any event of default or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to

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

confer any additional rights on the holders of such Subordinated Indebtedness or any such Restricted Agreement (or a trustee or other representative on their behalf) which would be adverse to any Loan Party or Lenders.

          B. Each Borrower shall not, and shall not permit any of its Subsidiaries to, designate any Indebtedness as "Designated Senior Debt" (as defined in the Subordinated Note Indenture) without the prior written consent of Requisite Lenders.

7.16  Fiscal Year.

          Each Borrower shall not change its Fiscal Year-end from December 31.

Section 8.  EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

8.1  Failure to Make Payments When Due.

          Failure by any Borrower to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by any Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by any Borrower to pay any fee or any other amount due under this Agreement within five days after the date due; or

8.2  Default in Other Agreements.

          (i) Failure of any Borrower or any of its Subsidiaries to pay when due any principal of or interest on one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

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

8.3  Breach of Certain Covenants.

          Failure of any Borrower or its Subsidiaries to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  Breach of Warranty.

          Any representation, warranty, certification or other statement made by any Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  Other Defaults Under Loan Documents.

          Any Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 15 days after the earlier of (i) an officer of any Borrower becoming aware of such default or (ii) receipt by any Borrower of notice from Agent or any Lender of such default; or

8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or (ii) an involuntary case shall be commenced against any Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Borrower or any of its Subsidiaries, and any such event described in this clause
          (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.

          (i) Any Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a

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

          voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8  Judgments and Attachments.

          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $2,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  Dissolution.

          Any order, judgment or decree shall be entered against any Borrower or any of its Subsidiaries decreeing the dissolution or split up of any Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10  Employee Benefit Plans.

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Borrower or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $2,000,000; or

8.11  Material Adverse Effect.

          Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.12  Change in Control.

          (i) A change shall occur in the Board of Directors of Holdings so that a majority of the Board of Directors of Holdings ceases to consist of the individuals who constituted the Board of Directors of Holdings on the Closing Date (or individuals whose election or nomination for election was approved by a vote of at least 75% of the directors then in office who either were directors of Holdings

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

          on the Closing Date or whose election or nomination for election previously was so approved); or

          (ii) any Person or Group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), other than MDCP and its Affiliates, shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings on a fully diluted basis, unless MDCP and its Affiliates shall own and continue to so own capital stock representing not less than a majority of such aggregate ordinary voting power; or

          (iii) MDCP shall cease to own, directly or indirectly, beneficially or of record, at least 30% of each of the Holdings Common Stock and any other class of voting stock of Holdings; or

          (iv) Holdings shall cease to beneficially own and control 100% of the issued and outstanding shares of capital stock of Company or shall cease to have the ability to elect all of the Board of Directors of Company; or

          (v) Company shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock of any other Borrower or Company shall cease to have the ability to elect all of the Board of Directors of any other Borrower; or

          (vi) any "Change of Control" (as defined in the Subordinated Note Indenture) shall occur; or

8.13  Invalidity of Any Guaranty.

          Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

8.14  Failure of Security.

          Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Agent shall not have or cease to have a valid and perfected first priority security interest in the Collateral purported to be covered (excluding Collateral having a fair market value in the aggregate of up to $100,000);

          THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have

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

presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to each Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall
                                            --------
not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(v).

          Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph each Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to each Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit any Borrower and do not grant any Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

Section 9.  AGENT

9.1  Appointment.

          BTCo and DB Canada are hereby appointed Agent and Canadian Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent and Canadian Agent, as the case may be, to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent, Syndication Agent and Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing

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

its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any of its Subsidiaries. None of Syndication Agent or Documentation Agent shall have any duties or responsibilities under this Agreement or any other Loan Document to any Person, other than as a Lender hereunder or thereunder.

9.2  Powers and Duties; General Immunity.

          A. Powers; Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default hereunder unless the Agent has received notice from a Lender, any Borrower or Holdings referring to this Agreement or any of the other Loan Documents, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default." In the Event that the Agent receives such notice, the Agent shall promptly give notice thereof to the Lenders.

          B. No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of any Borrower to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

          C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or

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

any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

          D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Borrower and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  Right to Indemnity.

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any

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kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such
                --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  Successor Agent and Swing Line Lender.

          A. Successor Agent. Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and each Borrower, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to each Borrower and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to each Borrower, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          B. Successor Swing Line Lender. Any resignation or removal of Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BTCo or its successor as Swing Line Lender, and any successor Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event
(i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Agent and Swing Line Lender substantially in the form of Exhibit IV-E annexed
                                                         ------------
hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6  Collateral Documents and Guaranties.

          Each Lender hereby further authorizes Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; provided that,
                                                                 --------
subject to any provision of subsection 10.6 requiring the consent of any additional Lenders, Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or any Guaranty without the prior consent of Requisite Lenders, but Agent may (i) release any Lien covering any items of Collateral that are the subject of a sale or other

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disposition of assets permitted by this Agreement or to which Requisite Lenders have consented and (ii) release any Guarantor (other than any Borrower or Holdings) from its Guaranty if all of the capital stock of such Guarantor is sold to a Person that is not any Affiliate of Company pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any of the Guaranties, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof.

Section 10.  MISCELLANEOUS

10.1  Assignments and Participations in Loans and Letters of Credit.

          A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided
                                                                     --------
that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided,
                                                                  --------
further that no such sale, assignment or transfer described in clause (i) above
-------
shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided, further that no such
                                                  --------  -------
sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Working Capital Revolving Loan Commitment and the Working Capital Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

          B.  Assignments.

          (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of
              --------------------------------
          Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Affiliated Fund of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Agent and, provided that no Potential Event of Default or Event of
                        --------
          Default has occurred and is continuing, the Company (which consent of Company and Agent shall not be

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          unreasonably withheld); provided further that notwithstanding clause
                                  -------- -------
          (a) above, any such assignment of any Working Capital Revolving Loan Commitment, Working Capital Revolving Loans, Letters of Credit or participations therein, or other Obligation related to the Working Capital Revolving Loan Commitment may only be assigned with the consent of Agent, such consent not to be unreasonably withheld. To the extent of any such assignment in accordance with either clause (a) or
          (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with, except in connection with an assignment pursuant to subsection 2.8B, a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything
                                                   --------
          contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV-A, Exhibit IV-B, Exhibit IV-C,
                                       ------------  ------------  ------------
          Exhibit IV-D or Exhibit IV-E or Exhibit IV-F annexed hereto, as the
          ------------    ------------    ------------
          case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender.

          (ii) Acceptance by Agent; Recordation in Register. Upon its receipt of
               --------------------------------------------
          an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding

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

          matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)),
          (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

          C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrowers hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Each Borrower and each Lender hereby acknowledges and agrees that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of such Borrower to the participant and (b) the participant shall be considered to be a "Lender".

          D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between any
                           --------
Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2  Expenses.

          Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for any Borrower (including any opinions requested by Lenders as to any legal matters arising hereunder) and of any Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency

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

requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Agent and of counsel providing any opinions that Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3  Indemnity.

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to defend, indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that each Borrower
                                                  --------
shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

          As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct,

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

indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Borrower or any of its Subsidiaries.

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4  Set-Off; Security Interest in Deposit Accounts.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

10.5  Ratable Sharing.

          A. Amounts Owed by Company. Considering separately the Domestic Term Loan Exposure, Acquisition Loan Exposure, Working Capital Revolving Loan Exposure and Tranche B Term Loan Exposure of each Lender, Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of

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

Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents with respect to such Lender's Domestic Term Loan Exposure, Acquisition Loan Exposure, Working Capital Revolving Loan Exposure or Tranche B Term Loan Exposure, as the case may be (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender having a Domestic Term Loan Exposure, Acquisition Loan Exposure, Working Capital Revolving Loan Exposure or Tranche B Term Loan Exposure, as the case may be, in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender having a Domestic Term Loan Exposure, Acquisition Loan Exposure, Working Capital Revolving Loan Exposure or Tranche B Term Loan Exposure, as the case may be, of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders having a Domestic Term Loan Exposure, Acquisition Loan Exposure, Working Capital Revolving Loan Exposure or Tranche B Term Loan Exposure, as the case may be, so that all such recoveries of Aggregate Amounts Due shall be shared by all such Lenders in proportion to the Aggregate Amounts Due to them; provided that if all
                                                            --------
or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

          B. Amounts Owed By Canadian Borrowers. Canadian Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under any applicable Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents from Canadian Borrowers (collectively, the "Aggregate Amounts Due From Canadian Borrowers" to such Lender) which is greater than the proportion received by any other Canadian Lender in respect of the Aggregate Amounts Due From Canadian Borrowers to such other Canadian Lender, then the Canadian Lender receiving such proportionately greater payment shall
(i) notify Agent and each other Canadian Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Canadian Borrowers to the other Lenders so that all such recoveries of Aggregate Amounts Due From Canadian Borrowers

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

shall be shared by all Canadian Lenders in proportion to the Aggregate Amounts Due From Canadian Borrowers to them (as calculated prior to such recovery); provided that if all or part of such proportionately greater payment received
--------
by such purchasing Lender is thereafter recovered from such Canadian Lender upon the bankruptcy or reorganization of a Canadian Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Canadian Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Canadian Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6  Amendments and Waivers.

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination,
                   --------
waiver or consent which:

              (a) extends the final scheduled maturity of any Loan or Note, or extends the stated maturity of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduces the rate or extends the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduces the principal amount thereof (except to the extent repaid in cash); or

              (b) releases all or substantially all of (x) the Collateral (except as expressly provided in the Loan Documents) under all the Collateral Documents, or (y) the Loan Parties (except as expressly provided in the Loan Documents) from their obligations under any of the Guaranties; or

              (c) amends, modifies or waives any provision of this subsection 10.6; or

              (d) reduces the percentage specified in the definition "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional loans or commitments pursuant to this Agreement may be included in the determination of Requisite Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the First Amendment Effective Date) or "Requisite Class Lenders"; or

              (e) consents to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or any other Loan Document;

shall be effective only if evidenced in a writing signed by or on behalf of all Lenders (with obligations being directly affected). In addition, (i) no amendment, modification, termination or waiver which increases the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of such Lender, (ii) no amendment,

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

modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(v) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent, and (v) no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, or Commitment reductions applicable to any Class (the "Affected Class") in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage such other Class for purposes of this clause (v)). Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

10.7  Independence of Covenants.

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8  Notices.

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States or Canadian mail with postage prepaid and properly addressed; provided that notices
                                                           --------
to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9  Survival of Representations, Warranties and Agreements.

          A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10  Failure or Indulgence Not Waiver; Remedies Cumulative.

          No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11  Marshalling; Payments Set Aside.

          Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12  Severability.

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13  Obligations Several; Independent Nature of Lenders' Rights.

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14  Headings.

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15  Applicable Law.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16  Successors and Assigns.

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of the Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders.

10.17  Consent to Jurisdiction and Service of Process.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18  Waiver of Jury Trial.

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19  Confidentiality.

          Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by any Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order,
--------
each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be
                      --------  -------
obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20  Judgment Currency.

          A. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

          B. The obligations of each Borrower in respect of any sum due from it to the Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Other Currency the Agent may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the Original Currency so purchased is less than the sum originally due to the Lenders in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders in the Original Currency, the Lenders shall remit such excess to such Borrower.

10.21  Counterparts; Effectiveness.

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This

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

Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Borrower and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          BORROWERS:

                                       HINES NURSERIES, INC.


                                       By:______________________________________
                                          Title:________________________________

                                       Notice Address:

                                              Hines Nurseries, Inc.
                                              12621 Jeffrey Road
                                              Irvine, California 92620

                                              Attention: Chief Financial Officer
                                              Telecopy No.: (714) 786-0968

                                       SUN GRO HORTICULTURE CANADA LTD.


                                       By:______________________________________
                                       Title:___________________________________

                                       Notice Address:

                                              Sun Gro Horticulture Canada Ltd.
                                              15831 NE 8th Street, #100
                                              Bellevue, Washington 98008

                                              Attention: President
                                              Telecopy No.: (425) 450-9587

                                       With a copy to:

                                              Hines Nurseries, Inc.
                                              12621 Jeffrey Road
                                              Irvine, California 92620

                                              Attention: Chief Financial Officer
                                              Telecopy No.: (949) 786-0968

                                       LAKELAND CANADA LTD.


                                       By:______________________________________
                                          Title:________________________________

                                       Notice Address:

                                              Lakeland Canada Ltd.
                                              c/o Hines Nurseries, Inc.
                                              12621 Jeffrey Road
                                              Irvine, California 92620

                                              Attention: Chief Financial Officer
                                              Telecopy No.: (949) 786-0968

          LENDERS:

                                       BANKERS TRUST COMPANY,
                                       as a Domestic Lender, Administrative
                                       Agent and Issuing Lender


                                          By:___________________________________
                                          Title:________________________________

                                       Notice Address:

                                              Bankers Trust Company
                                              One Bankers Trust Plaza
                                              New York, New York 10006
                                              Attention:  Gaelle Vaval
                                              Telecopy No.:  212-250-6029

                                       With a copy to:

                                              Bankers Trust Company
                                              300 South Grand Avenue
                                              41st Floor
                                              Los Angeles, California  90071
                                              Attention:  Wade T. Winter
                                              Telephone No.:  213-620-8200
                                              Telecopy No.:  213-620-8484

                                       BT BANK OF CANADA,
                                       as Canadian Agent


                                              By:_______________________________
                                              Title:____________________________

                                       Notice Address:

                                              BT Bank of Canada
                                              200 Bay Street
                                              Suite 1700
                                              Royal Bank Plaza, North Tower
                                              Toronto, Ontario M5J 2J2
                                              Attention:  Marcellus Leung
                                              Telecopy No.:  416-865-9931

                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION,
                                      as a Domestic Lender and Syndication Agent



                                              By:_______________________________
                                              Title:____________________________

                                      Notice Address:

                                              Bank of America NT&SA
                                              675 Anton Boulevard
                                              Costa Mesa, California 92626
                                              Attention: Nancy Roberts
                                              Telecopy No.: (714) 850-6586

                                    HARRIS TRUST AND SAVINGS BANK,
                                    as a Domestic Lender and Documentation Agent



                                    By:_________________________________________
                                    Title:______________________________________

                                    Notice Address:

                                           Harris Trust and Savings Bank
                                           111 West Monroe Street
                                           18th Floor
                                           Chicago, Illinois 60603
                                           Attention: Marielcy Estrada
                                           Telecopy No.: (312) 293-4798

                                       LASALLE NATIONAL BANK,
                                       as a Domestic Lender


                                       By:______________________________________
                                       Title:___________________________________

                                       Notice Address:

                                              LaSalle National Bank
                                              135 South LaSalle
                                              Suite 304
                                              Chicago, Illinois 60603
                                              Attention: Lisa Hergold
                                              Telecopy No.: (312) 904-4779

                                   UNION BANK OF CALIFORNIA, N.A.,
                                   as a Domestic Lender and as a Canadian Lender



                                   By:__________________________________________
                                   Title:_______________________________________

                                   Notice Address:

                                          Union Bank of California, N.A.
                                          70 South Lake Avenue
                                          Suite 900
                                          Pasadena, California 91101
                                          Attention: Karen Hicks
                                          Telecopy No.: (626) 304-1846

                                   WELLS FARGO BANK, N.A.,
                                   as a Domestic Lender and as a Canadian Lender



                                   By:__________________________________________
                                   Title:_______________________________________

                                   Notice Address:

                                          Wells Fargo Bank, N.A.
                                          201 West Third Street
                                          Eighth Floor
                                          San Francisco, California 94103
                                          Attention: Tala Auelua
                                          Telecopy No.: (415) 479-0675

                                       DRESDNER BANK AG NEW YORK AND GRAND
                                       CAYMAN BRANCHES,
                                       as a Domestic Lender



                                       By:______________________________________
                                       Title:___________________________________



                                       By:______________________________________
                                       Title:___________________________________

                                       Notice Address:

                                              Dresdner Bank AG
                                              75 Wall Street
                                              New York, New York 10005-2889
                                              Attention: Gary Jermanski
                                              Telecopy No.: (212) 429-2130

                                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A., "RABOBANK
                                       NEDERLAND" NEW YORK BRANCH,
                                       as a Domestic Lender



                                       By:______________________________________
                                       Title:___________________________________

                                       Notice Address:

                                              Rabobank Nederland
                                              245 Park Avenue
                                              36th Floor
                                              New York, New York 10167
                                              Attention: Nilsa Ware
                                              Telecopy No.: (212) 916-7930

                                       FLEET NATIONAL BANK,
                                       as a Domestic Lender


                                       By:______________________________________
                                       Title:___________________________________

                                       Notice Address:

                                              Fleet National Bank
                                              One Federal Street
                                              Mail Stop MA/OF/DO3C
                                              Boston, Massachusetts 02211
                                              Attention: Vani Rattan
                                              Telecopy No.: (617) 346-4375

                                       CREDIT AGRICOLE INDOSUEZ,
                                       as a Domestic Lender


                                       By:______________________________________
                                       Title:___________________________________

                                       Notice Address:

                                              Credit Agricole Indosuez
                                              55 East Monroe Street
                                              Suite 4700
                                              Chicago, Illinois 60603
                                              Attention: Wilma Persenaire
                                              Telecopy No.: (312) 372-4421

                                       BANK OF MONTREAL,
                                       as a Canadian Lender



                                       By:______________________________________
                                       Title:___________________________________

                                       Notice Address:

                                             Bank of Montreal
                                             595 Burrard Street
                                             6th Floor
                                             P.O. Box 49500
                                             Vancouver, British Columbia V7X 1L7
                                             Attention: Annie Shiozaki
                                             Telecopy No.: (604) 665-7460

                                   NATIONAL BANK OF CANADA,
                                   as a Domestic Lender and as a Canadian Lender



                                   By:__________________________________________
                                   Title:_______________________________________

                                   Notice Address:

                                          National Bank of Canada
                                          125 West 55th Street
                                          New York, New York 10019
                                          Attention: Thelma Wright
                                          Telecopy No.: (213) 629-3810

                                       SANWA BANK OF CALIFORNIA,
                                       as a Domestic Lender


                                       By:______________________________________
                                       Title:___________________________________

                                       Notice Address:

                                              Sanwa Bank of California
                                              601 South Figueroa Street
                                              W8-12
                                              Los Angeles, California 90017
                                              Attention: Dee Hopkins
                                              Telecopy No.: (213) 896-7282